GAS GATHERING AND PURCHASE AGREEMENT
BY AND BETWEEN
BURLINGTON RESOURCES OIL & GAS COMPANY LP,
BY BROG GP INC., ITS SOLE GENERAL PARTNER
&
BURLINGTON RESOURCES TRADING INC.
AND
DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP
DYNEGY CONTRACT NO.: 014904 – Ref No. 095

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL
TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL
HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION,
AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS
Table of Contents

COMMERCIAL TERMS AND CONDITIONS	1

1. Parties’ Obligations	1
A. Delivery, Gathering & Processing	1
B. Supplier Representation Regarding Dedicated Production Interests	1
C. Dedicated Acreage	1
2. COMPENSATION TO SUPPLIER	2
A. Plant Products	2
B. Residue Gas	2
3. COMPENSATION TO COMPANY	2
A. Title to Products & Gas	2
B. Gathering Fee	2
4. TERM	2
5. DELIVERY POINTS	2
6. ALLOCATION METHODOLOGY	3
7. TESTING SCHEDULE	3
8. PRIOR AGREEMENTS	3
9. EXHIBITS	3

EXHIBIT A – GENERAL TERMS AND CONDITIONS	1

A.1. Definitions	1
A.2. Unprocessed Gas	3
A.3. Warranty and Title	3
A.4. Lease Expiration	3
A.5. Specifications	4
A.6. Payments to Supplier	4
A.7. Payments to Company	5
A.8. Royalties and Other Payments	5
A.9. Taxes	5
A.10. Delivery Pressure	5
A.11. Reservations by Supplier	5
A.12. Production in Conformance with Flow Schedule	5
A.13. Flush Gas and Curtailment Conditions	6
A.14. Settlement Tests	6
A.15. Meters and Measurement	6
A.16. Right Of Way	7
A.17. Indemnities	7
A.18. Reserve Information	7
A.19. Uneconomic Gas	7
A.20. Unacceptable Plant Economics	8
A.21. Termination	8
A.22. Post Termination Deliveries	8
A.23. Scope	8
A.24. Force Majeure	8
A.25. Assignment	9
A.26. Administrative Information	9
A.27. Notice	9
A.28. LIMITATION OF LIABILITY	9
A.29. Conflicts of Interest	9
A.30. GOVERNING LAW	9
A.31. Confidentiality	10
A.32. TEXAS DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT	10
A.33. Miscellaneous Provisions	10

- i -

EXHIBIT B – DEDICATED ACREAGE AND/OR DEDICATED WELLS	1

EXHIBIT C – QUALITY SPECIFICATIONS	1

EXHIBIT D – ALLOCATION METHODOLOGY	1

EXHIBIT E – SPECIAL PROVISIONS	1

New Provisions	1
E.1. Partial Assignments & Scope of Partial Successors’ Delivery Commitment	1
E.2. Credit	1
E.3. Right of Set-Off	1

- ii -

Gas Gathering and Purchase Agreement
Burlington Resources Oil & Gas Company LP (“BROG”), by BROG GP Inc., its Sole General Partner, and Burlington Resources Trading Inc. (“BRTI”) (BROG and BRTI being collectively referred to herein as “Supplier”) and Dynegy Midstream Services, Limited Partnership (“Company”) hereby enter into this Gas Gathering and Purchase Agreement as of the Effective Date set forth in Section 4 below. BROG is entering into this Agreement due to its capacity as owner of the “Dedicated Production Interests” and BRTI is joining herein in its capacity as first purchaser of certain volumes of Gas produced from the Dedicated Wells
For the purpose of this Agreement, all capitalized terms as used in this Gas Gathering and Purchase Agreement, and its exhibits, schedules and other attachments, shall have the meaning specified under “Definitions” in Exhibit A, General Terms and Conditions, which is attached hereto and made a part hereof (the “General Terms and Conditions”).
COMMERCIAL TERMS AND CONDITIONS
1. PARTIES’ OBLIGATIONS
A. Delivery, Gathering & Processing
In consideration of the sum of one dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Supplier hereby agrees to deliver and sell to Company, and Company agrees to gather and purchase from Supplier, subject to the conditions and stipulations set forth in this Agreement and the Exhibits attached hereto, all of “Supplier’s Gas” (as hereinafter defined.)
B. Supplier Representation Regarding Dedicated Production Interests
BROG hereby represents and warrants that it owns the right to produce, receive and take Gas from all wells currently producing or which are completed and producing in the future on areas subject to leases which are held by production from the Dedicated Wells described in Exhibit B to this Agreement under the section therein entitled “Current Dedicated Wells & Production Interests,” that the portion of the total Gas production from such current and future Dedicated Wells which Supplier is entitled to take and receive in-kind is equal to the Production Interests percentages set forth that portion of said Exhibit B (the “Dedicated Production Interests”) and that it has full authority to commit all Gas attributable to such Dedicated Production Interests for delivery to Company under the terms of this Agreement for at least the Primary Term of this Agreement. The percentages set forth as the Production Interests next to the respective current Dedicated Wells described therein represent the percentage of production which BROG is entitled to receive in kind as a result of BROG’s ownership of interests in the underlying oil and gas lease pursuant to which the applicable Dedicated Well is maintained and operated and the subject lease is held by such Dedicated Well’s production. This representation and warranty shall not be construed to, and shall not, limit the volumes which Supplier is committed to deliver pursuant to Section 1.A. above and BROG and BRTI shall be obligated to deliver hereunder all volumes of Gas which qualify as “Supplier’s Gas” pursuant to the definition of such term set forth in Section A.1. of the General Terms and Conditions, regardless of whether their ownership or control of any such volumes of Gas arises from ownership of a Production Interest or for any other reason; including sale of same in the capacity of operator on behalf of other Production Interest Owners, or purchase of same by either Supplier party hereto from any Production Interest Owners, or by virtue of any other contractual arrangements or rights of such Supplier entities which entitle them to take any Gas in-kind.
C. Dedicated Acreage
BROG and BRTI mutually represent and warrant that the only Prior Contractual Commitment which exists with regard to Production Interests owned or controlled by them as of the date of execution of this Agreement within the Dedicated Area described in Exhibit B hereto is the dedication to Cantera Resources, Inc. under a contract dated November 1, 2001 (the “Cantera Contract”) pursuant to which

Commercial Terms and Conditions DYNEGY CONTRACT NO.: 014904 — Ref No. 095	Page 1

BRTI is obligated to deliver Gas produced from and attributable to Interests in wells located within the area described in Part II of Exhibit B (Excluded Areas).
2. COMPENSATION TO SUPPLIER
In consideration for the compensation to be received by Company pursuant to the terms of this Agreement (including, without limitation, that set forth in Section 3 below), and Supplier’s covenants and performance of it obligations set forth in this Agreement, Company shall pay to Supplier the amounts set forth below in this Section 2.
A. Plant Products
Company shall pay to Supplier the Proceeds attributable to the sale of (**) percent (**)% of Supplier’s allocated share of Plant Products (“Supplier’s Plant Products Percentage”). Should Supplier elect to exercise its option for a Renewal Term, as provided for in Section 4 below, during the Renewal Term such Supplier’s Plant Products Percentage shall be (**) percent (**)%.
B. Residue Gas
Company shall pay to Supplier the Proceeds attributable to the sale of (**)% of Supplier’s allocated share of Residue Gas (“Supplier’s Residue Gas Percentage”). Should Supplier elect to exercise its option for a Renewal Term, as provided for in Section 4 below, during the Renewal Term such Supplier’s Residue Gas Percentage shall be (**) percent (**)%.
3. COMPENSATION TO COMPANY
A. Title to Products & Gas
As compensation for gathering and Processing Supplier’s Gas hereunder, Company shall receive title to Supplier’s Gas delivered under this Agreement and all the components and constituents contained therein.
B. Gathering Fee
In addition to the compensation set forth in Section 3.A. immediately above, Supplier shall be obligated to pay the following fee(s) (the “Fee,” whether one or more) to Company:
•	A fee (the “Low Pressure Gathering Fee”) of (**)¢ (**) per MMBtu of Supplier’s Gas delivered to each Delivery Point for which Low Pressure Service is provided. Should Supplier elect to exercise its option for a Renewal Term, as provided for in Section 4 below, during the Renewal Term such Low Pressure Gathering Fee shall be (**)¢ (**) per MMBtu.
4. TERM
This Agreement will become effective on August 1, 2003 (the “Effective Date”) and shall continue in full force and effect to and through July 31, 2015 (“Primary Term”). Supplier shall have a one-time option, exercisable in Supplier’s sole discretion, to extend the Term for one additional term of ten (10) Years effective from and after August 1, 2015 (the “Renewal Term). The Primary Term and the Renewal Term, if any, together with any mutually agreed written extensions or modifications thereof, are referred to collectively in this Agreement as the “Term.”
5. DELIVERY POINTS
Supplier shall deliver Supplier’s Gas to Company under this Agreement at the inlet of the gas measurement facilities of Company or Company’s designee or Affiliate which are, or will be, located at, near, and/or immediately downstream of Supplier’s separation or dehydration facilities, if same are in use at the Dedicated Wells or at wells located within the Dedicated Acreage which are producing any Supplier’s Gas, or other production facilities of Supplier located at such wells and/or at any other mutually agreeable point (the “Delivery Points”). Upon agreement of the Parties, any such Delivery Point may be a central delivery point to which Supplier shall deliver Supplier’s Gas from multiple wells.

Commercial Terms and Conditions DYNEGY CONTRACT NO.: 014904 — Ref No. 095	Page 2

6. ALLOCATION METHODOLOGY
The portion of Plant Products and Residue Gas produced at the Plant that is attributable to Supplier’s Gas delivered to the Delivery Points under this Agreement, for purposes of Section 2 above and all other portions of the Agreement, shall be determined in the manner set forth in Exhibit D to this Agreement.
7. TESTING SCHEDULE
Company shall sample Supplier’s Gas at each Delivery Point, for purposes of conducting the tests described under Section A.14, “Settlement Tests,” in the General Terms and Conditions, at least semi-annually during the term of this Agreement.
8. PRIOR AGREEMENTS
This Agreement is being executed for the purpose of partially replacing, as of the Effective Date, the following agreement currently in force between the Parties, which includes within their scope the purchase, processing and/or gathering of Supplier’s Gas produced from the Dedicated Acreage and/or Dedicated Wells:
•	“Gas Gathering Agreement” between Dallas Production Inc. and Dynegy Midstream Services, Limited Partnership, dated November 1, 1994, and referred to by Company as Agreement No. 014634, as amended various times prior hereto (the “Prior Agreement”).
With reference to the following terms as same are used and defined in the Prior Agreement, the Prior Agreement is hereby replaced by this Agreement as to all “Gas” and all “Supplier’s Gas” produced from all “Wells” and all “wells and properties” as dedicated thereto and as described in Exhibit “A” to the Prior Agreement, less and except only all Gas produced from any “Mitchell Gathered Wells” (as such term is defined in that certain “Consent and Amendment to Gas Gathering Agreement (South Unit Wells) (Effective February 1, 2001),” as to which the Prior Agreement shall continue to be in full force and effect and unaffected hereby.
9. EXHIBITS
The following Exhibits are incorporated herein by reference and made a part of this Agreement:
     Exhibit A – General Terms and Conditions
     Exhibit B – Dedicated Acreage and/or Dedicated Wells
     Exhibit C – Quality Specifications
     Exhibit D – Allocation Methodology
     Exhibit E – Special Provisions
In the event of any conflict between the provisions of the above Exhibits and the Commercial Terms and Conditions set forth above, the Commercial Terms and Conditions shall control.
If you (Supplier) are in agreement with the terms and conditions set forth in this Agreement, please so indicate by signing below and returning one copy of this Agreement to Company at the address below.

Supplier’s Address	5051 Westheimer, Ste. 1400 Houston, TX 77056-5604

Supplier’s Contact	Mike Wilkinson

Supplier’s Phone Number	(713) 624-9033

Supplier’s Facsimile Number	(713) 624-9622

Supplier’s E-Mail Address (not to be used for notification purposes)

Commercial Terms and Conditions DYNEGY CONTRACT NO.: 014904 — Ref No. 095	Page 3

SUPPLIER:	COMPANY:

Accepted and Agreed to:	Accepted and Agreed to:

Burlington Resources Oil & Gas Company LP, by BROG GP Inc., its Sole General Partner	Dynegy Midstream Services, Limited Partnership By: Dynegy Midstream G.P., Inc., its General Partner

By:	By:

Printed Name:	Printed Name:	Steve Furbacher

Title:	Title:	President

Date:	Date:

Supplier’s Federal Tax ID Number: 74-2986507	Company’s Federal Tax ID Number: 760507891

	Address:	1000 Louisiana Suite 5800 Houston TX 77002

Accepted and Agreed to:

Burlington Resources Trading Inc.

By:

Printed Name:

Title:

Date:

Supplier’s Federal Tax ID Number: 84-0890010

Commercial Terms and Conditions DYNEGY CONTRACT NO.: 014904 — Ref No. 095	Page 4

EXHIBIT A – GENERAL TERMS AND CONDITIONS
to
GAS GATHERING AND PURCHASE AGREEMENT
(Modified)
A.1. Definitions
As used in this Agreement, except in those certain instances where the context expressly states another meaning, the following terms and expressions shall have the following meanings:
“Affiliate” shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person if such Person owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.
“Agreement” shall mean this Gas Gathering and Purchase Agreement, including the Commercial Terms and Conditions, the exhibits and schedules attached hereto or incorporated therein by reference, and any amendments to this Gas Gathering and Purchase Agreement executed pursuant to the provisions of Section A.33 (9).
“Btu” shall mean British thermal unit or units and shall be defined as the quantity of heat required to raise the temperature of one (1) pound, avoirdupois, of pure water one (1) degree on the Fahrenheit temperature scale (58.5 degrees to 59.5 degrees) at a constant pressure of 14.73 psia.
“Business Day” shall mean any Day in which Federal Reserve member banks in Houston, Texas are open for business.
“Claims” shall mean any claim, demand, and causes of action of any kind and all losses, fines, penalties, damages liabilities, interest, costs, and expenses (including court costs, expert fees, expenses of investigation and reasonable attorneys’ fees) relating thereto.
“Commercial Terms and Conditions” shall mean the terms and conditions appearing under the heading “Commercial Terms and Conditions” in the main body of this Agreement.
“CPI-U Index” shall be the Consumer Price Index, All Urban Consumers, U. S. city average, all items, as determined and published by the United States Department of Labor Statistics (the “BLS”) or any successor agency thereto. The CPI-U Index shall be taken from the data published by the BLS electronically at the then current BLS internet site or as same is published in hardcopy form.
“Cubic Foot of Gas” shall mean the volume of Gas contained in one cubic foot of space at (1) a pressure base of (a) 15.025 pounds per square inch absolute if produced from lands or water bottoms situated in or off of the coast of Louisiana; or (b) 14.65 pounds per square inch absolute if produced from lands or water bottoms situated in or off of the coast of any other state; and (2) a temperature base of sixty degrees Fahrenheit (60°F). Whenever the conditions of pressure and temperature differ from the above, conversion of the volume from such conditions to the standard conditions shall be made in accordance with the Ideal Gas Laws, corrected for deviation due to supercompressibility by the methods set forth in the American Petroleum Institute Manual of Petroleum Measurement Standards (“API MPMS”), Chapter 14, Natural Gas Fluids Measurement, Section 3, Concentric, Square-Edged Orifice Meters, Parts 1, 2, 3 & 4, 1991 Edition or latest revision and as further detailed in the latest revision of American Gas Association (AGA) Report Number 8, “Compressibility Factors of Natural Gas and Other Related Hydrocarbon Gases.”
“Day” or “Daily” shall mean the period of twenty-four (24) consecutive hours commencing at nine (9:00) o’clock a.m., in the time zone in which the Plant is located, on a calendar day and ending at nine (9:00) o’clock a.m., in that same time zone, on the next succeeding calendar day.
“Dedicated Acreage” shall mean those lands described on Exhibit B.
“Dedicated Wells” shall mean both: i) those well(s) and wellbore(s) described on Exhibit B, including any replacement(s) thereto; and ii) any other wells situated within the Dedicated Acreage in which Supplier owns or acquires any Production Interest during the Term.
“Delivery Point” shall have the meaning set forth in the “Delivery Points” section of the Commercial Terms and Conditions.
“Drip Liquids” shall mean any liquid hydrocarbons accumulating in drips, separators, equipment and/or pipelines at any point between the Delivery Point and the initial inlet scrubber of the Plant (including liquid hydrocarbons recovered by the inlet scrubber); including, without limitation, dirty oil, line drip, scrubber oil, compression and separator liquids and condensate.
“Effective Date” shall have the meaning set forth in the “Term” section of the Commercial Terms and Conditions.
“Fee” shall have the meaning specified in the Commercial Terms and Conditions.
“Fuel” shall mean the Monthly volume of Gas, in Mcf or MMBtu, utilized for Plant and/or Gathering System operations, including any portions of Residue Gas retained by Company in compensation for electrical power consumption in accordance with the allocation provisions of the Agreement used to determine the portion of Residue Gas which is attributable to, and allocated to, Supplier’s Gas delivered under the Agreement.
“Gallon” shall mean one (1) U.S. Standard Liquid Gallon of two hundred thirty-one (231) cubic inches, adjusted to a temperature of sixty degrees Fahrenheit (60ºF) and equilibrium pressure of the Product measured.
“Gas” or “Natural Gas” shall mean all gaseous elements and compounds and mixtures thereof, comprising the effluent vapor stream produced from a well
“Gathering System” shall mean the system of pipes and gathering lines upstream of the Plant which are or will be connected to the Plant and all related equipment and systems which are or will be connected to such pipes and gathering lines including, without limitation, meters, meter runs, compressors, separators, drips and pigging stations.

Exhibit A — General Terms and Conditions	Page 1
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

“GPM” shall mean U.S. Gallons per one thousand (1000) cubic feet of Gas or Gallons per Mcf.
“Gross Heating Value” or “Heat Content” shall mean the gross number of British Thermal Units produced by the complete combustion at constant pressure of the amount of dry Gas which would occupy a volume of one (1) Cubic Foot at a temperature of sixty (60) degrees Fahrenheit and under pressure equivalent to:
(1)	15.025 pounds per square inch absolute, if produced from lands or water bottoms situated in or off of the coast of Louisiana or

(2)	14.65 pounds per square inch absolute if produced from lands or water bottoms situated in or off of the coast of any other state,

and with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air, and when the water formed by combustion is condensed to the liquid state, corrected from the water vapor content of the Gas under testing conditions to the actual water vapor content of the Gas as received and delivered. Any Gas containing not more than seven (7) pounds of water vapor per one million (1,000,000) Cubic Feet of Gas is considered to be dry for purposes of correcting Heat Content. The number of Btus per unit volume of Gas, as determined above, shall be converted to the same pressure base as the Gas volume.
“Interest Owners” shall have the meaning ascribed to such term in Section A.8 below.
“Mcf” shall mean one thousand (1,000) cubic feet of Gas (1) at a pressure of (a) 15.025 pounds per square inch absolute, if produced from lands or water bottoms situated in or off of the coast of Louisiana or (b) 14.65 pounds per square inch absolute if produced from lands or water bottoms situated in or off of the coast of any other state, and (2) at a temperature of 60o Fahrenheit.
“MMBtu” shall mean one million British thermal units.
“Month” shall mean a period beginning at the start of the first Day (as set forth in the definition of “Day” above) of a calendar Month and ending at start of the first Day (also as set forth in the definition of “Day” above) of the next succeeding calendar Month, except that the period from the date of first deliveries to the first Day of the following calendar Month shall be deemed to be a Month, and the period between the termination date and the first Day of the calendar Month in which termination occurs shall be deemed to be a Month.
“Party” shall mean Company or Supplier individually. “Parties” shall mean Company and Supplier collectively.
“Person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust, or other organization of any nature or kind.
“Plant” shall mean a gas processing plant and/or treating facility and other related facilities utilized for Processing Supplier’s Gas. It is understood that Supplier’s commitment of Gas to Company pursuant to this Agreement is not limited to a specific Plant, it being the intent that Company shall have the right to cause Supplier’s Gas to be Processed in any Plant, whether or not owned by Company or its Affiliates, but in a manner consistent with the terms of this Agreement.
“Plant Products” or “Products” shall mean the liquid hydrocarbons and non-hydrocarbon components which are removed from Gas during Processing including ethane, propane, isobutane, normal butane, natural gasoline and/or any mixture thereof and methane, to the extent removal thereof is necessary in, or results from, removing other liquid hydrocarbons. Notwithstanding the foregoing, the term Plant Products or Products shall not include sulfur, Drip Liquids or methane.
“Primary Term” shall have the meaning set forth in Section 3 of the Commercial Terms and Conditions.
“Prior Contractual Commitments,” with regard to Production Interests in Dedicated Wells and/or the Dedicated Acreage acquired by Supplier, or the Gas from which becomes available to Supplier, from and after the date hereof shall mean any contractual commitment to which such a Production Interest is subject at the time Supplier acquired ownership or control of same, excluding, however, any such contractual commitments which were entered into in connection with or in contemplation of Supplier’s acquisition of the applicable Production Interest.
“Proceeds” shall mean the total proceeds received from the sale of Plant Products and/or Residue Gas, as applicable, adjusted to a F.O.B. Plant basis, unless a specific method for calculating Proceeds is set forth in the Commercial Terms and Conditions. Said adjustments shall include, but not be limited to, adjustments for
•	a fee for the marketing of Plant Products equal to the greater of $** per Gallon, **% of the total Proceeds received by Company from the sale of Plant Products or the sales commissions commensurate with the current commission being charged in the industry by independent brokers handling like Products,

•	fractionation costs incurred by Company, unless a fixed fractionation fee is specified in the Commercial Terms and Conditions, in which case, such fixed fee shall apply,

•	actual storage and loading costs incurred by Company, if any,

•	transportation costs incurred by Company, including pipeline tariff charges, pipeline losses, if any, rail car and truck transportation costs, unless a fixed transportation fee is specified in the Commercial Terms and Conditions, in which case, such fixed fee shall apply,

•	any freight differentials received or allowed to Third Parties and

•	Supplier’s allocated share of electricity power charges, if any, allocated in accordance with Exhibit D.
Company shall have the right to sell Products and/or Residue Gas to its Affiliate at a fair and reasonable price and the price received from such sale shall be the basis for determining the Proceeds as provided above.
“Process” or “Processing” shall mean the removal of Plant Products and/or impurities from Supplier’s Gas using mechanical separation, extraction, condensation, compression, absorption, stripping, refrigeration, cryogenic expansion or other Processing methods.
“Production Interests” means any ownership interests in oil and/or gas leaseholds or in the oil and/or gas underlying any property which carry with them the right to take any production in kind.
“psia” shall mean pounds per square inch absolute.

Exhibit A — General Terms and Conditions	Page 2
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

“psig” shall mean pounds per square inch gauge.
“Redelivery Point” shall mean the point at or near the tailgate of the Plant at which the Residue Gas is returned to Supplier or Supplier’s designee if Supplier is taking its share of the Residue Gas in kind.
“Residue Gas” shall mean that gaseous portion of Supplier’s Gas remaining after Processing (which includes a reduction for Fuel and for all losses or other uses of Gas, including without limitation, Gas which is flared and any Gas which is lost and unaccounted for).
“Supplier’s Gas” shall mean all Gas owned or controlled by Supplier now or hereafter produced from the Dedicated Acreage (or any lands pooled, unitized or communitized therewith) and/or Dedicated Wells, excluding only such Gas as is subject to Prior Contractual Commitments (as defined herein).
“Supplier’s Interest” or “Interest” shall mean any oil and gas leasehold, mineral fee, royalty or other interest owned or controlled by Supplier.
“Specifications” shall mean the quality specifications set forth in Exhibit C hereto.
“Term” shall have the meaning set forth in the Commercial Terms and Conditions portion of this Agreement.
“Third Party” shall mean any Person other than Company or Supplier and their Affiliates.
A.2. Unprocessed Gas
Company shall have the exclusive right to Process Supplier’s Gas for the extraction of Plant Products. Supplier agrees that prior to delivery to Company at the Delivery Point Supplier’s Gas shall not be Processed other than in a conventional separator or separators operating with no internal piping for heat interchange and which operate without any prior chilling or refrigeration other than the cooling which takes place upon expansion of the Gas as it is produced across a choke and into such separator or separators. Furthermore, Supplier agrees not to utilize units designed to remove liquid hydrocarbons, including Products, by means of low temperature separation equipment, lean oil absorption, turbo-expander or mechanical refrigeration equipment, dry bed extraction equipment or any other type of equipment which would reduce the liquid hydrocarbon or Btu content of Supplier’s Gas prior to delivery to Company at the Delivery Point.
A.3.Warranty and Title
Supplier represents and warrants that:
•	it has good and clear title to all Supplier’s Gas delivered to Company hereunder or, alternatively, that it has the full right, power and authority to sell such Supplier’s Gas; and

•	such Supplier’s Gas is free and clear of all liens, encumbrances and adverse claims.
Supplier agrees to indemnify and defend Company and its Affiliates and the directors, officers, agents, and employees of Company and its Affiliates and save them harmless from all Claims of any and all Persons (other than Supplier) to any Supplier’s Gas delivered by Supplier under this Agreement or to any compensation payable to Supplier under this Agreement, except for Claims arising by, through or under Company.
In the event Supplier’s right to any compensation payable under this Agreement or title or right to sell Supplier’s Gas is questioned by any Person, including Company, Company shall have the right to withhold payment of any compensation payable to Supplier, without liability for interest, during the period of time any action or claim regarding same is pending or until Supplier’s right to the proceeds of sale of, or title and/or right to sell, Supplier’s Gas is freed from such question, or until Supplier furnishes Company with a bond or other form of security acceptable to Company that will save Company harmless from any Claims that may arise from Company having made payment of any amounts to Supplier to which Supplier was not entitled or for Supplier’s Gas in which Supplier did not have good and clear title and/or the right to sell hereunder.
Company shall have the right to demand, at any time and from time to time, and Supplier shall furnish to Company, assurance of title and/or the right to sell Supplier’s Gas hereunder in a form acceptable to Company, including:
•	abstracts of title to the Dedicated Acreage or Dedicated Wells;

•	copies of the oil and Gas lease(s) covering the Dedicated Acreage or Dedicated Wells and certified copies of any assignments of any Interests therein;

•	a certification of Supplier’s Interest covered hereunder including the names of all other working interest owners and the gross working interest owned by Supplier and each of the other working interest owners whose interests are included in this Agreement, if any;

•	division order title opinions, and executed division and/or transfer orders;

•	and such other documents as may be necessary or desirable to satisfy the attorneys of Company that Supplier has good and clear title or right to Supplier’s Gas and/or the right to commit same hereunder; and
Unless otherwise provided elsewhere in this Agreement, title to and risk of loss for Supplier’s Gas (including any and all components and substances contained in or extracted therefrom) shall pass from Supplier to Company at the Delivery Point. Supplier does hereby transfer, assign and convey to Company, free of cost to Company, title to Supplier’s Gas consumed as Fuel in the Gathering System and/or Plant and all Gas which is flared, leaked or otherwise lost in the operation of the Plant and/or the Gathering System. Additionally, the compensation payable to Supplier which is set forth in the Commercial Terms and Conditions is understood to include full compensation for, and Company shall take full and clear title to, one hundred percent (100%) of the Products, Drip Liquids and sulfur attributable to Supplier’s Gas, without any additional compensation being required of Supplier for same.
A.4. Lease Expiration
In the event an oil, Gas and/or mineral lease or other type of interest pursuant to which Supplier derives its Interest in all or portions of the Dedicated Acreage and/or Dedicated Wells should terminate before the expiration of this Agreement, then this Agreement shall be canceled contemporaneously with such termination, but only as to the lands and wells which were subject to said lease or

Exhibit A — General Terms and Conditions	Page 3
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

other type of interest. Should Supplier subsequently acquire an Interest in such lands, within a period of six (6) Months of such cancellation then this Agreement shall cover and include Supplier’s Interest in either: i) such lands to the extent they were originally within the Dedicated Acreage; and/or ii) any wells which were Dedicated Wells prior to the termination of said lease or other interest; from the date of Supplier’s acquisition of such Interest and Supplier agrees to execute all instruments that Company may reasonably require in order to evidence such fact.
Provided, however, the above provisions of this Section A.4. shall apply only to assignees of Supplier which assignee acquired its interests pursuant to a Partial Assignment, as described in Paragraph E.1. of Exhibit E to this Agreement; it being understood that any Interests held or acquired by Supplier or its Affiliates within the Dedicated Acreage during the Term hereof (or by their assignees other than pursuant to such a Partial Assignment) are subject to this Agreement, excluding only Prior Contractual Commitments.
A.5. Specifications
Supplier’s Gas delivered to Company hereunder shall be merchantable, unprocessed Gas, at all times complying with the Specifications.
The determination as to conformity of Supplier’s Gas with the Specifications shall be made by Company in accordance with generally accepted procedures of the Gas industry including chromatograph analysis. Such determinations shall be made as often as Company deems necessary and Supplier may witness such determinations or make joint determinations with its own appliances. If in Supplier’s judgment the result of any such test or determination is inaccurate, Company, at Supplier’s request, will again conduct the questioned test or determination, and the costs of such additional test or determination shall be borne by Supplier unless same shows the original test or determination to be materially inaccurate.
Failure to Meet Specifications: Should any of Supplier’s Gas delivered by Supplier hereunder at a given Delivery Point fail to meet any of the Specifications, Company may at its option accept, or immediately discontinue or curtail receipt of Supplier’s Gas at such Delivery Point until such time as Supplier’s Gas meets the required Specification(s). Company may elect to take Supplier’s Gas not meeting the Specification(s); however, Company’s election to do so shall not constitute a waiver of the Specification(s) as to any other Supplier’s Gas.
Should Supplier’s operations or any of Supplier’s Gas create a condition which in the judgment of Company tends to endanger the Plant or other property of Company or the lives or property of Company’s employees or any Third Party, Company may discontinue receipt of Supplier’s Gas so long as such condition exists.
Company shall notify Supplier of such failure of Supplier’s Gas to meet the Specification(s) and Supplier shall make diligent effort to deliver such Gas conforming to the Specification(s). If Supplier fails and/or refuses to deliver Gas conforming to the Specifications, within a reasonable time following Supplier’s receipt of Company’s notice, Company shall have the right to terminate this Agreement as to the leases and/or wells producing Supplier’s Gas which fails to meet the Specification(s) without any liability whatsoever to Supplier.
Fee: If Company accepts delivery of Supplier’s Gas which does not meet the Specifications, Company may either: i) charge Supplier an agreed treating fee, if agreed to by Supplier’s representative, for the purpose of recovering costs incurred by Company to monitor Supplier’s Gas quality and/or to bring Supplier’s Gas within the Specification(s); or ii) if Supplier has not agreed to a treating fee, may recover, and be fully reimbursed by Supplier for all actual and reasonable costs incurred by Company to monitor Supplier’s Gas quality and/or to bring Supplier’s Gas within the Specification(s). Supplier agrees that agreement of Supplier’s representative to a negotiated treating fee, as provided for above, may be evidenced by electronic messages and Company may rely on such method of confirmation of agreement to such fee. In addition, Supplier agrees to indemnify, defend and hold Company harmless from and against any and all Claims arising out of, relating to or in any way connected with, the delivery of Supplier’s Gas to Company which does not meet the Specifications.
A.6. Payments to Supplier
Payment of amounts owed hereunder by Company to Supplier shall be made not later than the last Business Day of each Month for all Supplier’s Gas delivered to Company during the preceding Month. Supplier shall be furnished a separate statement showing full details of Supplier’s account. If during any Month the amount payable hereunder shall be less than one hundred dollars ($100.00), or such lower amount as may be required by applicable law, Company may withhold payment without penalty or interest until such time as the amount payable to Supplier equals or exceeds such amount, in which event, payment shall be made on the next regular Monthly payment date. Within thirty (30) Days after expiration or termination of this Agreement, Company shall pay Supplier all amounts which are due and owing under this Agreement.
Examination by the Supplier of the accounting records maintained by Company respecting Supplier’s Gas shall be permitted by Company during normal business hours upon reasonable written request delivered to Company within twenty-four (24) Months from the end of the Month in which such statement or invoice was issued (“Transaction Month”). If any such examination reveals any inaccuracy in any statement, charge or invoice which is agreed to by the Parties, the necessary adjustment shall be made promptly. Supplier shall submit a written explanation of any adjustments or other claims it wishes to assert as a result of its examination and the Parties shall endeavor to resolve any disputes regarding such claims or adjustments within thirty (30) Months after the end of the Transaction Month. The correctness of all such statements and/or invoices shall be presumptively established and shall preclude the making of claims for adjustment thereon by either Party in any manner whatsoever, whether by filing an action in a court of law or otherwise, upon the expiration of thirty-six (36) Months from and after the end of the Transaction Month, unless such an action in a court of law is filed prior to such expiration. The making of a written claim for adjustment by either Party against the other within the above required 36 Month period shall operate to suspend the running of the applicable statute of limitations for such claim only until the end of such 36 Month period.
Notwithstanding any change in ownership of Supplier’s Interest, Company shall never be required to make payments or to give notices required under the provisions of this Agreement to more than one party, and, in the event Supplier’s Interest shall ever be owned by more than one party, Company may withhold (without interest) further payments and notices until all of the owners thereof have designated one party to act for them in all respects relating to Supplier’s Interest and this Agreement, including the rendering of bills, the submission of charts, and the receipt of payments and notices hereunder.

Exhibit A — General Terms and Conditions	Page 4
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

A.7. Payments to Company
Company shall mail statements or invoices, as applicable, pertaining to Supplier’s Gas delivered hereunder by the last Day of each Month for the preceding calendar Month. Supplier shall pay each invoice rendered hereunder within fifteen (15) Days of Supplier’s receipt of the invoice. Company shall have the option to deduct the Fees and any other amounts owed by Supplier to Company hereunder from any payments otherwise due Supplier from Company hereunder, provided that should Company elect to make such deductions Company shall include all amounts owed to and from Supplier hereunder for the applicable period to determine the net amount owed by the Party that is the net payor under for that period.
A.8. Royalties and Other Payments
Supplier hereby assumes sole responsibility for accounting to and paying the lessors, working interest owners, royalty owners and all other Persons legally entitled thereto (the “Interest Owners”) all royalties, overriding royalties, bonus payments, production payments and other payments due on Supplier’s Gas and the Plant Products, Drip Liquids and sulfur extracted therefrom (or the Proceeds attributable thereto) and Supplier agrees to and does hereby indemnify, defend and hold Company and its Affiliates (including its Affiliates’ directors, officers, employees, agents or representatives) harmless from and against any and all Claims arising out of, relating to or in any way connected with, the payments provided for in this Section A.8 and/or Supplier’s failure to make such payments.
A.9. Taxes
Supplier agrees to bear and to pay or cause to be paid all excise, severance, production, sales, and other taxes applicable to Supplier’s Gas delivered to Company hereunder. In addition, Supplier agrees to bear all taxes assessed on Supplier’s settlement share of the Plant Products and Residue Gas extracted from Supplier’s Gas (or the Proceeds attributable thereto, as the case may be) and any fuel use or Processing taxes which may be assessed against Company in respect of Supplier’s Gas. If for any reason Company is required to disburse any such taxes, Company shall deduct the amounts so paid from any amounts paid to Supplier hereunder or shall invoice Supplier for same if no such payments are made by Company or if the payments made are insufficient to cover such taxes and/or assessments. Each Party agrees to make all tax reports, which it is obligated to make to the applicable taxing authorities.
Neither Party hereto shall be responsible or liable for any taxes or other statutory charges levied or assessed against any of the facilities of the other Party used for the purpose of carrying out the provisions of this Agreement. Each Party shall pay any and all ad valorem, employment, occupation, income and other taxes of like nature levied, assessed or collected on or with respect to that Party’s property, operations or income derived hereunder or shall furnish to the other Party all tax exemption certificates exempting such Party from the obligation to pay any such taxes.
A.10. Delivery Pressure
Supplier shall make delivery of Gas hereunder to Company at a pressure sufficient to enable Supplier’s Gas to enter the Gathering System against the pressure maintained therein from time to time, it being understood that such operating pressures may fluctuate substantially over the term of this Agreement.
A.11. Reservations by Supplier
Supplier hereby expressly reserves the following rights with respect to Supplier’s Gas:
•	the right to use Supplier’s Gas prior to delivery to Company for (1) developing and operating the Dedicated Wells and/or the wells situated on the Dedicated Acreage and (2) to fulfill obligations to Supplier’s lessors or royalty interest owners therein, including Gas delivered pursuant to the exercise of any take-in-kind rights which such lessors and/or royalty owners may have and/or Gas delivered pursuant to good faith settlement agreements with lessors concerning take-in-kind right claims or demands;

•	the right to pool, combine, unitize or communitize the Dedicated Acreage (or any portion thereof) committed hereto with other lands and leases so long as such action does not reduce Supplier’s Gas reserves and, in the event of any such pooling, combination, unitization or communitization, this Agreement will cover Supplier’s Interest in the pool or unit formed and the Gas attributable thereto; and,

•	the right to operate Supplier’s properties free from any control by Company and in such manner as Supplier, in its sole discretion, may deem advisable, including, without limitation, the right, but not the obligation, to drill new wells, to repair and rework old wells, or to renew or extend, in whole or in part, any Lease dedicated hereunder or to abandon any well or surrender any land or lease, in whole or in part, when no longer deemed by Supplier to be capable of producing Gas in paying quantities.
A.12. Production in Conformance with Flow Schedule
In order to maintain maximum Plant efficiency on a (twenty-four) 24-hour operating schedule, it is desired by the Parties hereto to maintain a reasonably uniform rate of flow of Gas to said Plant over each (twenty-four) 24-hour period. Accordingly, Supplier shall, as reasonably practical, regulate its producing schedule so that Supplier’s Gas shall be supplied from Supplier’s well or wells at a reasonably uniform rate of flow or accept and follow a producing schedule to be established by Company from time to time. Company shall take into consideration the wishes of Supplier in establishing the producing schedule for Supplier’s well or wells. Anything else contained in this Agreement to the contrary notwithstanding, Supplier hereby agrees that in the event it fails to comply with the above provisions of this Article, such failure shall give Company the right, at its option, to refuse to accept delivery of Supplier’s Gas during any period of such non-compliance. Should Supplier produce and deliver Gas by intermitted or by stopcock production methods, Company shall have the option to change the measuring facility to insure a constant recording pattern for the delivery of Supplier’s Gas. These methods may include installation of pressure restricting devices upstream of the facilities owned by Company or Company’s designee. All costs associated with this conversion shall be borne by Supplier or Supplier shall provide Company or Company’s designee with the appropriate equipment for such facilities. If Supplier elects to furnish the equipment, the operation of said equipment shall remain the responsibility of Company or Company’s designee.

Exhibit A — General Terms and Conditions	Page 5
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

A.13. Flush Gas and Curtailment Conditions
A “Flush Gas Condition” exists whenever the Gathering System, if any, utilized to deliver Gas to the Plant and/or the Plant is of insufficient capacity to gather and/or Process all of the Gas connected thereto. During any period when a Flush Gas Condition exists, Company shall take Supplier’s Gas ratably as to quantity with all other Gas of the same quality connected to the Plant, but shall not be obligated to take any quantities of Gas in excess of such prorated volumes.
During any periods of curtailment by Residue Gas and/or Products purchasers or transporters (a “Curtailment Condition”), Company shall only be obligated to take Supplier’s Gas to the extent that such Residue Gas and/or Product purchasers or transporters are taking Residue Gas and/or Products.
Notwithstanding anything in this Agreement to the contrary, Company shall not be obligated to expand the capacity of the Gathering System or Plant to accommodate Supplier’s Gas. Supplier shall have the right to dispose of the excess Gas not taken by Company on a temporary basis during any Flush Gas or Curtailment Condition, subject to Company’s right to take such Gas at any subsequent time upon giving Supplier at least ten (10) Days’ written notice of its election to do so.
A.14. Settlement Tests
In accordance with the testing schedule as set forth in the section entitled “Testing Schedule” of the Commercial Terms and Conditions, Company shall obtain a representative sample of Supplier’s Gas at each Delivery Point and determine the composition in mole percent, theoretical Product content in GPM, Gross Heating Value in Btu per cubic foot on a water saturated basis, gasoline content (iC5+), if required, specific gravity and hydrogen sulfide by means of Gas chromatography according to the latest edition of Gas Processors Association (GPA) Standard 2261, “Analysis of Natural Gas and Similar Gaseous Mixtures by Gas Chromatography” or other generally accepted methods in the industry. The Gas samples shall be taken at the actual flowing conditions, in accordance with the latest edition of GPA Standard 2166, “Obtaining Natural Gas Samples for Analysis by Gas Chromatography.” The Gross Heating Values for various hydrocarbon components shall be determined from the latest edition of GPA Standard 2145, “Table of Physical Constants of Paraffin Hydrocarbons and other Components of Natural Gas.” The specific gravity may be determined by the use of a gravitometer of the Ranarex type. The hydrogen sulfide content shall be determined according to the latest edition of GPA Standard 2377 entitled “Test for Hydrogen Sulfide and Carbon Dioxide in Natural Gas Using Length of Stain Tubes” or by Gas chromatography according to the latest edition of GPA Standard 2261. The calculations of Product GPMs determined from such analysis shall be made by utilizing applicable conversion factors (corrected to the measurement conditions herein stated) as contained in the latest edition of GPA Standard 2261. These methods may be replaced, at Company’s discretion, by any method commonly used in the industry. All analysis results shall be utilized for settlement purposes beginning with the Month following the Month in which the results were obtained, and shall be effective until the next scheduled test. The settlements tests shall be made by Company in accordance with the Testing Schedule except when, in the opinion of either Party, a change in the method of operations of the lease will affect materially Supplier’s Gas composition, Gross Heating Value, specific gravity and/or hydrogen sulfide content, in which event, the tests shall be made at the demand of either Party upon ten (10) Days’ notice to the other Party. If the Supplier makes such demand, the reasonable cost for such settlement test shall be reimbursed by Supplier to Company. Company shall notify Supplier in writing at least ten (10) Days’ prior to any settlement tests conducted hereunder in order that Supplier may have a representative present to witness such tests and/or make joint tests with its own appliances. If the Gas composition, Gross Heating Value, specific gravity and/or hydrogen sulfide content as revealed by any analysis made in accordance with the Testing Schedule is substantially the same as determined in the previous analysis, or if the volume of Gas delivered hereunder is less than fifty thousand cubic feet per Day (50 Mcf per Day), then Company, in its sole discretion, shall have the right to reduce the frequency of settlement tests. Notwithstanding the testing schedule set forth in the section entitled “Testing Schedule” of the Commercial Terms and Conditions, if a well subject to this Agreement produces less than a Monthly average rate of (a) one hundred thousand cubic feet (100 Mcf) per Day, if the GPM content of the Gas delivered from such well is 2 GPM or less or (b) twenty thousand cubic feet (20 Mcf) per Day, if the GPM content is 2 GPM or more, Company, in its sole discretion, shall have the right to suspend all or a portion of such tests until the well produces at the rates as set forth in (a) and (b) above, as applicable for at least t wo consecutive Months. If Company suspends any such testing, the most recent test that was made shall be utilized for settlement purposes unless Company subsequently elects to test such well, in which event, such test shall thereafter be used for settlement purposes.
A.15. Meters and Measurement
Supplier’s Gas delivered hereunder shall be measured by a suitable orifice meter, or meters, or other generally accepted measuring devices, of standard make near the Delivery Point. Such metering equipment shall be installed, operated and the volumes calculated in accordance with the prescribed recommendations of American Petroleum Institute Manual of Petroleum Measurement Standards (“API MPMS”), Chapter 14, Natural Gas Fluids Measurement, Section 3, Concentric, Square-Edged Orifice Meters, Parts 1, 2, 3 & 4, 1991 Edition or latest revision. Revisions to such Edition shall apply to computations and operation of meter installations but shall not be construed to require modifications to, or replacement of, said equipment. The computation of all Gas volumes measured by orifice meter shall also be made in accordance with API Chapter 20, as amended from time to time; provided, however, that all factors involved in the computation of Gas volumes measured hereunder shall be subject to and in accordance with applicable state laws. Company may, at its option, install an electronic flow recorder to record the static and differential pressures, flowing temperature and volume of such Gas. In the event the Gas is measured by positive displacement meters, such meters shall be installed, maintained and operated in accordance with AGA Report No. 7, 1985 edition (for turbine meters) or ANSI/ASC B109.3-1992 edition (for rotary meters), as such publications may be supplemented and amended from time to time. All of Supplier’s Gas volumes measured hereunder shall be computed to a standard pressure base of (1) 15.025 pounds per square inch absolute, if the Gas is produced from properties situated in or off the coast of Louisiana; and (2) 14.65 pounds per square inch absolute, if produced from properties situated in or off the coast of any other State, at a standard base temperature of sixty (60) degrees Fahrenheit.
Company shall periodically, but no less frequently than the schedule agreed to for Settlement Tests which are performed as provided in the section entitled “Settlement Tests”, test the accuracy of the measuring equipment operated by it hereunder using means and methods generally accepted in the Gas industry. If, at any time, the Gas measuring or testing equipment is found to be out of service or registering inaccurately in any percentage, it shall be adjusted at once to read accurately, within the limits

Exhibit A — General Terms and Conditions	Page 6
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

prescribed by the manufacturer. In case any question arises as to the accuracy of the meter measurement, said meter or meters shall be tested upon the demand of either Party. The expense of such tests shall be borne by the Party demanding such test if the meter is found to be correct and by Company if found to be incorrect. Such equipment will be judged incorrect if inaccurate by an amount exceeding two percent (2%) at a reading corresponding to the average rate of flow for the period since the last test. If such equipment is out of service or incorrect, then any previous readings of such equipment shall be corrected to zero error for any period which is known definitely or agreed upon; but in case the period is not known definitely or agreed upon, such correction shall be for a period equal to one-half (1/2) of the time elapsed since the last test, which shall not exceed one hundred eighty (180) Days. No correction will be made for prior periods for recorded inaccuracies of two percent (2%) or less. The volumes delivered during the period such measuring equipment is out of service or incorrect shall be estimated by the Parties on the basis of the best data available using the most feasible of the following methods:
•	By using the registration of any check measuring equipment installed and accurately registering;
•	By correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculations;
•	By estimating the quantity of Gas delivered through the meter based on the quantity delivered through the same meter during the preceding period under similar conditions when the meter was registering accurately; or
•	Using other mutually agreeable methods.
Each Party shall preserve all charts, volumetric data, meter test data and applicable Gas analyses for at least two years, unless a longer time period is prescribed by applicable regulations, including any charts or test data covering any check meters that are installed. Should such data be the property of Company’s designee, Company and Supplier shall be subject to the retention practices (and availability of such data) of Company’s designee. At any time within such period, upon reasonable advance written request by either Party, records and/or charts from the measuring equipment, together with calculations therefrom, will be submitted for such requesting Party’s inspection and verification at the offices of the Party maintaining such records during normal business hours.
Supplier or Supplier’s designee shall have the right to install, maintain, and operate such check measurement equipment as it may desire as long as such equipment does not interfere with or impede in any way the operation of Company’s measurement or other equipment hereunder, and all calibrating and adjusting of check meters and changing of charts shall be done by Supplier or its designees and at its sole cost, risk and expense. Notice of the time and nature of each test shall be given by Supplier to Company sufficiently in advance to allow Company the opportunity to have a representative present during such tests, if Company so desires.
If Supplier elects to install compression near the measuring facilities installed by Company or Company’s designee, it shall be the responsibility of Supplier to reduce or eliminate any sources of pulsation in such metering facilities. This may include installation of pulsation plates, acoustic filters, pulsation bottles or other types of pulsation dampening equipment prior to delivery of Gas into the metering facilities.
A.16. Right Of Way
Insofar as Supplier has the right to do so, Supplier hereby grants to Company an easement across the properties covered hereby to lay and maintain lines and install, maintain and operate any equipment necessary to its operations and Company shall have the right of free entry for any purposes incidental to Company’s operations so long as such operations do not materially interfere with Supplier’s oil and Gas operations or the rights of the owners of such properties. Supplier warrants to Company peaceable access of ingress and egress across such properties at all times for the performance of Company’s operations. All lines of pipe and other equipment placed by Company on said properties shall remain the property of Company, and, subject to the terms of this Agreement, may be removed by Company at any time.
A.17. Indemnities
Each of the Parties hereto shall indemnify and hold the other harmless from and against any Claims arising out of the operations conducted hereunder by such indemnifying Party to the extent resulting from the negligence or willful misconduct of such indemnifying Party, its agents or its employees.
A.18. Reserve Information
From time to time hereafter, Company may request information from Supplier regarding Supplier’s geological and reserve information pertaining to the Dedicated Wells and any wells situated on the Dedicated Acreage or on lands pooled, unitized or communitized therewith. Such information may be required by Company to evaluate the amount of Gas that Supplier is capable of delivering in connection with modifications to Company’s Processing facilities and for other business purposes. Supplier will, in a timely manner provide such information as requested by Company, including reasonable access to Supplier’s employed or contracted geological and engineering personnel. With respect to any information supplied to Company, Supplier makes no warranties, express or implied, as to the accuracy or reliability of such information. Company agrees to maintain the confidentiality of the information supplied to Company by or on behalf of Supplier as provided herein.
A.19. Uneconomic Gas
If, in Company’s sole judgment, the Gas available at any Delivery Point provided for hereunder is or becomes uneconomic for Company to gather and/or Process due to insufficient volume, Plant Product content, price, quality, changes in governmental regulations, or for any other reason, either i) Company shall not be required to take such Gas so long as such condition exists, or ii) Company shall have the option, exercisable in its sole discretion, to terminate this Agreement as to any or all wells or any then–producing formations comprising such well(s) delivering Supplier’s Gas to such a Delivery Point. If Company fails to accept or take Gas from Supplier due to Delivery Point economics for a period of sixty (60) consecutive Days, then Supplier shall have the right to have the affected well(s) released from this Agreement, as to the then producing formations only, at any time thereafter upon at least thirty (30) Days’ prior written notice; in which event, such well(s) shall be released from this Agreement at the end of said thirty (30) Day period unless on or before the last Day thereof Company resumes taking or accepting Gas from such affected well(s).

Exhibit A — General Terms and Conditions	Page 7
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

A.20. Unacceptable Plant Economics
If at any time the operation of the Plant, Gathering System and/or other related equipment is rendered uneconomic, in Company’s sole judgment, due to the volume and/or Product content of all Gas committed and being delivered to Company for Processing in the Plant or due to any other cause, Company shall have the option to either: i) not take all or any portion of Supplier’s Gas so long as such condition exists or ii) to terminate this Agreement upon thirty (30) Days’ prior written notice to Supplier. If Company fails to accept or take some or all of Supplier’s Gas due to unacceptable Plant and/or Gathering System economics for a period of sixty (60) consecutive Days, then Supplier shall have the right to have the affected well(s) or volumes not taken released from this Agreement at any time thereafter upon at least thirty (30) Days prior written notice, in which event, such well(s) or volumes not taken, as applicable, shall be released from this Agreement at the end of said thirty (30) Day period unless on or before the last Day thereof Company resumes taking or accepting Gas from such affected well(s) or resumes taking the affected volumes, as applicable.
A.21. Termination
Upon termination of this Agreement (either in its entirety or as to any specific lease or well), this Agreement shall cease to have any force or effect except as to unsatisfied obligations or liabilities of either Party attributable to the period prior to the Day immediately succeeding the Day of termination, or arising thereafter as a result of such termination.
A.22. Post Termination Deliveries
In the event this Agreement terminates or is otherwise cancelled or terminated, and Company for any reason continues to accept deliveries of Supplier’s Gas, in the absence of another agreement in writing such transactions will be on a Day to Day basis under the same terms and provisions as otherwise set forth in this Agreement, except that Company may, at its option and in lieu of the original values set forth in Sections 2 and 3 of the Commercial Terms and Conditions, elect to pay and charge alternative compensation as follows:

•	Supplier’s Plant Products Percentage:	(**) Percent (**)%

•	Supplier’s Residue Gas Percentage:	(**) Percent (**)%

•	Low Pressure Gathering Fee:	(**) Per MMBtu
Any of the above elections by Company may be exercised as to any or all of the Delivery Points hereunder and Company may modify its election of the above alternative compensation effective on the beginning of any Month upon ten (10) or more Days written notice.
Neither Company’s continuing to accept delivery of Supplier’s Gas on a Day to Day basis nor Company’s election of alternative compensation for any post-termination or post-cancellation deliveries shall be construed to be, and shall not operate as, an agreement by Company to extend or renew this Agreement on such terms or on any other terms, and Company may simultaneously pursue whatever administrative or other legal proceedings may be required to allow Company to cease taking deliveries of Gas hereunder.
No written communications by Supplier contrary to the provisions of this Section A.22 shall be enforceable; including (without limitation) any written offers or counter-offers purporting to create an obligation on Company to accept the terms thereof, or implying an acceptance of same by Company, should Company continue to accept delivery of Supplier’s Gas after a given date or given period of time thereafter.
A.23. Scope
In the event this Agreement covers more than one lease or well, this Agreement shall be construed as a separate agreement covering each lease or well, as applicable.
A.24. Force Majeure
If either Party is rendered unable, wholly or in part, by reason of an event of force majeure (as defined in this Section A.24 below) to carry out its obligations under this Agreement, other than to make payments due hereunder, the obligations of the Party giving such notice, so far as and to the extent that they are affected by such force majeure event, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. The Party suffering force majeure shall give notice and full particulars of such force majeure in writing or by facsimile to the other Party as soon as possible after the occurrence of the cause relied on.
The term “Force Majeure” shall mean any cause or event not reasonably within the control of the Party whose performance is sought to be excused thereby; including, without limitation, acts of God, strikes, lockouts or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, Plants, pipelines, Gathering Systems, or other related facilities, floods, washouts, arrests and restraints of governments and people, civil disturbances, explosions, sabotage, breakage or accidents to equipment, machinery, Gathering Systems, Plants, facilities or lines of pipe, the making of repairs or alterations to lines of pipe, Gathering Systems, Plants or equipment, inability to secure labor or materials, freezing of wells or lines of pipe, partial or entire failure of wells or lines of pipe, partial or entire failure of gas supply, electric power shortages, necessity for compliance with any court order, or any law, statute, ordinance, regulation or order promulgated by a governmental authority having or asserting jurisdiction, inclement weather that necessitates extraordinary measures and expense to construct facilities and/or maintain operations and any other causes, whether of the kind enumerated herein or otherwise, not reasonably within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome. Such term shall likewise include, in those instances where either Party hereto is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way, grants, permits or licenses, and in those instances where either Party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such

Exhibit A — General Terms and Conditions	Page 8
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

materials, supplies, permits and permissions. The term “Force Majeure” shall also include any event of force majeure occurring with respect to the facilities or services of either Party’s Affiliates or service providers providing a service or providing any equipment, goods, supplies or other items necessary to the performance of such Party’s obligations.
The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and any obligation hereunder to remedy a Force Majeure event or situation with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the sole discretion of the Party having the difficulty.
Either Party may briefly interrupt its performance hereunder for the purpose of making necessary or desirable inspections, alterations and repairs; and the Party requiring such relief shall give to the other Party reasonable notice of its intention to suspend its performance hereunder, except in cases of emergency where such notice is impracticable or in cases where the operations of the other Party will not be affected. The Party requiring such relief shall endeavor to arrange such interruptions so as to inconvenience the other Party as little as possible. Service interruptions on the part of either Party that are sanctioned by this provision are expressly included within the definition of “Force Majeure” for the purpose of this Agreement.
A.25. Assignment
This Agreement shall extend to and be binding upon the Parties hereto, their heirs, successors and assigns. If Supplier assigns or conveys all or any part of Supplier’s Interest, Supplier shall provide in any instrument of assignment or conveyance that the Interests assigned are conveyed subject to the terms and conditions of this Agreement and that the party or parties to whom such assignment or conveyance is made shall be bound by the terms of this Agreement. No transfer of or succession to the Interest of Supplier hereunder, wholly or partially, shall affect or bind Company until Company shall have been furnished with written notice and the original instrument or a certified copy or an acceptable photocopy of the recorded instrument or instruments effecting such change of ownership, which Supplier agrees to provide to Company within ten (10) Days of recording same. Any change of ownership shall be effective for purposes of this Agreement on the first Day of the Month following the Month in which notice is received by Company.
A.26. Administrative Information
Should Company be required by applicable laws or regulations to withhold any taxes or other governmental assessments unless and until any tax exemption certificates or other Supplier information is received by Company, Company shall be authorized to withhold any payments Company is obligated to make hereunder, without interest, only to the extent such withholdings are required by the applicable laws and/or regulations and only until such tax exemption certificates or other Supplier information is provided by Supplier to Company.
Supplier further agrees to provide to Company within a reasonable period of time any information that Company needs to properly administer this Agreement including the following:
•	Notice of any new wells, the production from which will be subject to this Agreement, including the well name, well number, meter numbers (if assigned and available), American Petroleum Institute (API) Numbers, State Identification Numbers, X and Y coordinates, and latitude and longitude information;

•	Notice of any change in the operator, including any new operator’s legal name and address, and a copy of any change of operator notices filed with the appropriate state or federal agencies which Supplier agrees to send to Company within ten (10) Days of filing same; and

•	Copies of any plugging and abandonment notices and reports filed with the appropriate state or federal agencies, which Supplier agrees to send to Company within ten (10) Days of filing same.
A.27. Notice
Any notice hereunder shall be in writing and shall be delivered personally, by mail (either U. S. Express Mail, registered mail or certified mail) or by facsimile to the Party’s address set forth in the Commercial Terms and Conditions. A notice sent by facsimile or telex shall be deemed to have been received by the close of the Business Day following the Day on which it was transmitted and confirmed by transmission report or such earlier time as confirmed orally or in writing by the receiving Party. Notice by U. S. Mail, whether by U. S. Express Mail, registered mail or certified mail, or by telegram or courier shall be deemed to have been received upon actual receipt, or such earlier time as is confirmed orally or in writing by the receiving Party. Any Party may change its address or facsimile number by giving notice of such change in accordance herewith.
A.28. LIMITATION OF LIABILITY
Notwithstanding anything to the contrary in this Agreement, a Party’s damages resulting from a breach or violation of any covenant, condition or provision contained in this Agreement by the other Party shall be limited to actual direct damages, and neither Party shall be entitled to recover from the other Party any other damages for such breach or violation, including, without limitation, indirect, special, consequential, incidental or punitive damages, unless the Party seeking reimbursement for such damages is legally required to pay same to a Third Party.
A.29. Conflicts of Interest
No director, employee or agent of either Party shall give or receive any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Agreement. Any representative(s) authorized by either Party may, at its sole expense, audit the applicable records of the other Party solely for the purpose of determining whether there has been compliance with this section.
A.30. GOVERNING LAW
This Agreement shall be subject to the jurisdiction of, governed by and construed in accordance with the laws of the State of Texas without regard to any conflict of laws and/or rules that may direct the application of the law of any other jurisdiction. In addition, this Agreement shall be subject to and performed in accordance with all present and future, applicable and valid orders, laws, rules and

Exhibit A — General Terms and Conditions	Page 9
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

regulations of any duly constituted federal, state or local governmental authority now or hereafter having jurisdiction over the Parties, their facilities, Supplier’s Gas and/or this Agreement.
A.31. Confidentiality
Supplier agrees that it will maintain the Commercial Terms and Conditions of this Agreement in strictest confidence and that it will not cause or permit disclosure of those terms to any third party without the express written consent of Company. Disclosures otherwise prohibited by this Section A.31. may be made by Supplier (1) to the extent necessary for Supplier to enforce its rights hereunder against Company, (2) to the extent Supplier is contractually or legally bound to disclose financial information to a third party such as a royalty owner, partner, shareholder, or commercial lender, or (3) only to the extent to which Supplier is required to disclose all or part of the Commercial Terms and Conditions by a statute or by a court, agency, or other governmental body exercising jurisdiction over the subject matter hereof, by order, by regulation or by other compulsory process (including, but not limited to, deposition, subpoena, interrogatory, or request for production of documents), (4) to the extent required by the applicable regulations of a securities or commodities exchange, or (5) to an Affiliate (but only if such Affiliate agrees to be bound by the provisions of this Section A.31).
A.32. TEXAS DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT
The Parties certify that they are not “consumers” within the meaning of the Texas Deceptive Trade Practices-Consumer Protection Act, Subchapter e of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code, as amended (“DTPA”). The Parties covenant, for themselves and for and on behalf of any successor or assignee, that, if the DTPA is applicable to this Agreement, (1) the Parties are “business consumers” as that term is defined in the DTPA, (2) other than section 17.555 of the texas business and commerce code, each Party hereby waives and releases all of its rights and remedies thereunder as applicable to the other Party and its successors and assigns, and (3) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER PARTY FROM AND AGAINST ANY AND ALL CLAIMS (as defined in Section A.1) OF OR BY THE INDEMNIFYING PARTY OR ANY OF ITS SUCCESSOR AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES OR SUBSIDIARIES BASED IN WHOLE OR IN PART ON THE DTPA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
A.33. Miscellaneous Provisions
1) Severability: Except as provided in the following sentence, the invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of any other provisions hereof or this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed to the maximum extent possible as if such invalid provision had not been included herein. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement and such invalidity or unenforceability has or would have a material and substantial negative impact on the rights, duties or obligations of either Party, then the Parties shall meet in good faith to determine if such negative impact can be eliminated or mitigated. If such negative impact can not be eliminated or mitigated to the satisfaction of the Party affected thereby, that Party shall have the right to terminate this Agreement.
2) No Third Party Beneficiary: Unless expressly provided for in this Agreement, nothing in this Agreement shall entitle any Persons other than Supplier or Company, or their successors or assigns, to any claim, cause of action, remedy or right of any kind relating to the transaction(s) contemplated by this Agreement.
3) Relationship of Parties: The rights and obligations of the Parties hereto shall be defined solely by the terms hereof and nothing herein shall be construed as creating a partnership of any kind, joint venture, association or trust. Each Party in the performance of this Agreement is engaged in an independent business and nothing herein contained shall be construed as giving either Party any right to control the other Party in any way in the performance of the other Party’s business. Neither Party shall have any right to exercise control over any of the other Party’s employees, representatives, agents or contractors. All employees, representatives, agents or contractors of a Party shall be entirely under the control and direction of that Party.
4) Waiver: No waiver by either Party of the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from performance of any other provision, condition or requirement herein; nor shall it be deemed to be a waiver of, or in any manner release the other Party from future performance of the same provision, condition, or requirement; nor shall any delay or omission of a Party in exercising any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.
5) Principles of Construction and Interpretation: In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement it being expressly acknowledged by the Parties that they have reviewed, understand and agreed to all the provisions contained in this Agreement and have had adequate opportunity to obtain review by legal counsel regarding same; (ii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (iii) the word “includes” and its syntactical variants mean “includes, but is not limited to” and corresponding syntactical variant expressions; and (iv) the plural shall be deemed to include the singular and vice versa, as applicable.
6) Headings: The headings of the provisions, paragraphs, sections and exhibits of this Agreement are for convenience of reference only and shall not constitute a part, nor modify, define or limit any of the terms or provisions hereof.
7) Prior Agreements Superseded; Entire Agreement: This Agreement integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter.
8) Counterparts: This Agreement, and/or any amendment thereto, may be executed in multiple counterparts, each of which shall be deemed an original Agreement upon the signature by each of the Parties on at least one counterpart, but all of which shall be deemed to be one and the same document. This Agreement shall be considered valid and binding only after it has been executed by an officer or duly appointed agent of each of the Parties, without any changes or modifications hereto.

Exhibit A — General Terms and Conditions	Page 10
DYNEGY CONTRACT NO.: 014904 – Ref No. 095

9) Amendments: This Agreement may not be amended or modified in any manner except by a written document signed by both Parties that expressly amends this Agreement.
10) Further Assurances: Each Party, upon the request of the other Party, agrees to perform any further acts and execute and deliver any other documents which may be reasonably necessary to carry out the provisions of this Agreement.

Exhibit A — General Terms and Conditions	Page 11
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

EXHIBIT B – DEDICATED ACREAGE AND/OR DEDICATED WELLS
to
GAS PURCHASE AGREEMENT

DEDICATED ACREAGE – Part I

Counties	Denton and Wise Counties
State	Texas
Existing Wells:	See "Current Dedicated Wells" listed below
Supplier’s Gross Working Interest	Varies. Shown below for Current Dedicated Wells
Legal Description:	Entire West Half (W/2) of Denton County and entire East Half (E/2) of Wise County
Company and Supplier agree that during the Term of this Agreement, all wells that Supplier completes or acquires or in which Supplier acquires a Production Interest, or the Gas from which becomes available for sale, gathering and/or Processing and which are located in the above described Dedicated Area shall be Dedicated Wells committed to this Agreement (subject only to any Prior Contractual Commitments and then only until such Prior Contractual Commitments expire or are otherwise terminated as same may be amended or replaced from time to time); with the only such Prior Contractual Commitment, as of the date hereof, being the Cantera Contract described in Section Error! Reference source not found..C. of the Commercial Terms and Conditions, with the area subject to such Cantera Contract, and excluded from the Dedicated Acreage hereunder, being that described in Part II – Excluded Areas, immediately below.

DEDICATED ACREAGE – Part II – Excluded Areas
The areas shaded and labeled as the “Burlington Dedicated Acreage” in Exhibit “A” to the Cantera Contract, a copy of which is attached hereto, initialed by the Parties for identification purposes, and incorporated herein by reference as if fully set forth at length.

CURRENT DEDICATED WELLS & PRODUCTION INTERESTS

			BROG Production
Company Meter #	Dedicated Well - Common Name	County	Interest
952286	ADAMS ROSA #1 (DPI 1328)	WISE	50.0%
952101	ANDERSON B UNIT #1 (DPI 570)	DENTON	96.9%
952399	ANDERSON B UNIT #2	DENTON	96.9%
952365	ANDERSON B UNIT #3	DENTON	96.9%
952378	ANDERSON B UNIT #4	DENTON	96.9%
952387	ANDERSON B UNIT #5	DENTON	96.9%
952402	ANDERSON B UNIT #6	DENTON	96.9%
952018	ASKEY B 1 (DPI 644)	WISE	92.5%
952236	ASKEY C 1—APO (DPI 1276)	WISE	42.7%
952285	BANKS #1 (DPI 1309)	DENTON	100.0%

Exhibit B — Dedicated Acreage and/or Dedicated Wells	Page 1
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

			BROG Production
Company Meter #	Dedicated Well - Common Name	County	Interest
952355	BANKS A 1 (DPI 1441)	DENTON	100.0%
952441	BANKS A UNIT #2	DENTON	100.0%
952451	BANKS A UNIT #3	DENTON	100.0%
952452	BANKS A UNIT #4	DENTON	100.0%
952449	BANKS A UNIT #5	DENTON	100.0%
952462	BANKS A UNIT #6	DENTON	100.0%
952442	BANKS A UNIT #7	DENTON	100.0%
952467	BANKS UNIT #2	DENTON	100.0%
952013	BARNETT #1 (DPI 589)	DENTON	24.2%
952227	BARNETT #2 (DPI 1252)	DENTON	74.2%
952246	BARNETT #3 (DPI 1232)	DENTON	24.2%
952321	BARNETT #4 (DPI 1376)	DENTON	24.2%
952314	BARNETT #5 (DPI 1375)	DENTON	24.2%
952351	BARNETT ESTATE #1 (DPI 1437)	DENTON	100.0%
952417	BARNETT ESTATES A #1	DENTON	100.0%
952004	BICKLE #1 (DPI 584)	DENTON	96.9%
952319	BICKLE #2 (DPI 1420)	DENTON	96.9%
952127	BIG SKY #1—APO1 (DPI 1263)	DENTON	97.2%
952128	BIG SKY #2—BPO (DPI 1352)	DENTON	96.3%
952311	BIG SKY #3—BPO (DPI 1353)	DENTON	96.3%
952289	BIG SKY #4—BPO (DPI 1318)	DENTON	96.3%
952207	BISHOP A 2 (DPI 884)	WISE	100.0%
952011	BOYD #1 (DPI 587)	DENTON	24.2%
952251	BOYD #2 (DPI 1243)	DENTON	24.2%
89286	BOYD #3 (DPI 1330)	DENTON	24.2%
89287-42	BOYD #4 (DPI 1333)	DENTON	24.2%
89408	BOYD #5—BPO (DPI 1418)	DENTON	11.7%
952271	BOYD A #2 (DPI 1284)	DENTON	90.7%
952437	BOYD A UNIT #3	DENTON	90.7%
952276	BOYD S J #1 (DPI 1291)	DENTON	87.5%
952464	BOYD S J #2	DENTON	87.5%
952053	BUCKLEY #1 (DPI 566)	DENTON	85.9%
952278	BUCKLEY #2 (DPI 1313)	DENTON	85.9%

Exhibit B — Dedicated Acreage and/or Dedicated Wells	Page 2
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

			BROG Production
Company Meter #	Dedicated Well - Common Name	County	Interest
952219	BUCKLEY A 2 #2 (DPI 950)	DENTON	97.7%
952055	BUCKLEY B #1 (DPI 568)	DENTON	89.3%
952429	BUCKLEY C #2	DENTON	93.8%
952448	BUCKLEY C #3	DENTON	93.8%
952415	BUCKLEY C #4	DENTON	91.9%
952065	BUCKLEY C 1 (DPI 713)	DENTON	84.4%
952454	BUCKNER BAPTIST 1	DENTON	100.0%
952229	BUREL #1 (dpi 1188)	DENTON	68.7%
952130	BURKHALTER EWELL #2 (HESS) (dpi 1408)	DENTON	30.0%
952297	BURKHALTER EWELL #3 (dpi 1351)	DENTON	30.0%
952312	BURKHALTER EWELL #4 (dpi 1354)	DENTON	30.0%
952288	BURNS BRANCH #1 (dpi 1317)	DENTON	50.0%
952324	BURNS BRANCH #3 (dpi 1391)	DENTON	50.0%
952267	CADDELL #2 (dpi 1346)	DENTON	96.9%
952273	CADDELL #3 (dpi 1292)	DENTON	96.9%
952017	CADDELL LESLIE (dpi 565)	DENTON	96.9%
952436	CADDELL UNIT 4	DENTON	96.9%
952457	CADDELL UNIT 5	DENTON	96.9%
952373	COCANOUGHER UNIT #1	WISE	75.0%
952461	COCANOUGHER UNIT B#1-REVISED	WISE	75.0%
952045	COOK B-1 (dpi 609)	WISE	83.2%
89235	COX #2 (dpi 1312)	DENTON	24.2%
89470-42	COX #3 (DPI)	DENTON	24.2%
952006	COX 1 (DPI 580)	DENTON	24.2%
952119	CUFFMAN #1 (DPI 586)	DENTON	24.2%
952245	CUFFMAN #2 (dpi 1231)	DENTON	24.2%
89335-42	CUFFMAN #3 (dpi 1358)	DENTON	24.2%
89334	CUFFMAN #4 (dpi 1359)	DENTON	24.2%
89300	CUFFMAN #5A (dpi 1347)	DENTON	24.2%
952235	DOWNE #2 (APO 1-01) (dpi 1261)	WISE	41.1%
952238	DOWNE #3 (APO 2-01) (dpi 1277)	WISE	46.6%
952367	DOWNE A UNIT 4	DENTON	99.2%

Exhibit B — Dedicated Acreage and/or Dedicated Wells	Page 3
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

			BROG Production
Company Meter #	Dedicated Well - Common Name	County	Interest
952358	DOWNE A UNIT 3	DENTON	99.2%
952323	DOWNE A-2 (dpi 1405)	DENTON	99.2%
952385	EARNEST STOCKER 1	DENTON	100.0%
952474	EARNEST STOCKER 2	DENTON	100.0%
952007	EVERS #1 (DPI 577)	DENTON	24.2%
952195	EVERS #2 (dpi 1279)	DENTON	24.2%
89288	EVERS #3 (dpi 1331)	DENTON	24.2%
89290-42	EVERS #4 (dpi 1332)	DENTON	24.2%
89320	EVERS #5 (dpi 1361)	DENTON	24.2%
952418	EVERS B 3	DENTON	96.9%
952541	EVERS B UNIT 8	DENTON	96.9%
952424	EVERS B UNIT 4	DENTON	96.9%
952425	EVERS B UNIT 5	DENTON	96.9%
952105	EVERS B-1 (dpi 569)	DENTON	96.9%
952213	EVERS B-2 (dpi 947)	DENTON	96.9%
952458	EVERS C UNIT 3	DENTON	96.9%
952433	EVERS C UNIT 4	DENTON	96.9%
952435	EVERS C UNIT 5	DENTON	96.9%
952021	EVERS C-1 (dpi 579)	DENTON	96.9%
952269	EVERS C-2 (dpi 1345)	DENTON	96.9%
952026	FLINN (dpi 606)	WISE	95.8%
952146	FOX #1 (dpi 612)	WISE	89.8%
952257	GAGE #2 (BPO) (dpi 1256)	WISE	62.5%
952382	GAGE-PITTS UNIT 1	WISE	100.0%
952388	GOLDSTON FAMILY TRUST #1	DENTON	100.0%
952354	GRIFFIN HUEY #1	DENTON	100.0%
952023	HANCOCK (dpi 592)	WISE	100.0%
952029	HARRISON #1 (dpi 585)	DENTON	96.9%
952262	HARRISON #2 (dpi 1357)	DENTON	96.9%
952275	HARRISON #3 (dpi 1280)	DENTON	96.9%
952263	HARRISON #4 (dpi 1282)	DENTON	96.9%
952264	HARRISON #5 (dpi 1283)	DENTON	96.9%
952283	HAY JOHN #1 (dpi 1307)	DENTON	100.0%

Exhibit B — Dedicated Acreage and/or Dedicated Wells	Page 4
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

			BROG Production
Company Meter #	Dedicated Well - Common Name	County	Interest
952303	HENDERSON-TINDLE #1 (dpi 1406)	DENTON	75.0%
952302	HENDERSON-TINDLE #2	DENTON	81.3%
952247	HUDGINS #1 (APO 8-01) (dpi 1327)	DENTON	71.9%
952079	HUGHSTON #1 (dpi 581)	DENTON	25.2%
952404	HUGHSTON UNIT 2	DENTON	99.2%
952369	HUGHSTON UNIT 3 (DPI)	DENTON	99.2%
952371	HUGHSTON UNIT 4 (DPI)	DENTON	99.2%
952383	HUGHSTON UNIT 5 (DPI)	DENTON	99.2%
952392	HUGHSTON UNIT 6	DENTON	99.2%
952434	HUGHSTON UNIT 7	DENTON	99.2%
952471	J C EARLES UNIT 1	DENTON	100.0%
952479	J C EARLES UNIT 3	DENTON	100.0%
952409	JAMES LOCHHEAD GU #1	DENTON	100.0%
952419	JANA MILLER UNIT 1	DENTON	100.0%
952405	JEAN YOUNG 2	DENTON	100.0%
952478	JEAN YOUNG #3	DENTON	100.0%
952493	JEAN YOUNG #4	DENTON	100.0%
952518	JEAN YOUNG #5	DENTON	100.0%
952526	JEAN YOUNG #6	DENTON	100.0%
952395	KRUM JOINT VENTURE #1	DENTON	100.0%
952012	LANGLEY #1 (DPI 564)	DENTON	68.8%
952255	LANGLEY #2 (APO 6-01) (dpi 1325)	DENTON	87.5%
952473	LANGLEY UNIT 3	DENTON	87.5%
952439	LANGLEY UNIT 4	DENTON	87.5%
952001	LEA 1 (DPI 573)	DENTON	24.2%
952249	LEA #2 (dpi 1242)	DENTON	24.2%
952318	LEA #3 (dpi 1393)	DENTON	24.2%
952325	LEA #4 (dpi 1415)	DENTON	24.2%
952333	LEA #5 (dpi 1421)	DENTON	24.2%
952466	LEA B UNIT 4	DENTON	87.5%
952476	LEA B UNIT 5	DENTON	87.5%
952081	LEA B-2 (dpi 868)	DENTON	68.8%
952316	LEA B-3 (dpi 1387)	DENTON	87.5%

Exhibit B — Dedicated Acreage and/or Dedicated Wells	Page 5
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

			BROG Production
Company Meter #	Dedicated Well - Common Name	County	Interest
952056	MCCLENDON #1 (dpi 634)	DENTON	100.0%
952421	MCCLENDON 2	DENTON	100.0%
952428	MCCLENDON FARMS A 1	DENTON	100.0%
952431	MCCLENDON FARMS B 1	DENTON	100.0%
952304	MCCURDY #3 (dpi 1429)	WISE	68.7%
952253	MCCURDY B 1—BPO (DPI 1250)	WISE	62.5%
952073	MILLER UNIT 1 (DPI 582)	DENTON	96.9%
952386	MILLER UNIT 2	DENTON	96.9%
952094	MILLER-CUFFMAN #1 (dpi 559)	DENTON	68.8%
952292	MILLER-CUFFMAN #2 (dpi 1324)	DENTON	81.2%
952403	MUNSON 1	DENTON	50.0%
952069	MYERS-TINDLE #1 (dpi 746)	DENTON	68.8%
952218	MYERS-TINDLE #2 (dpi 949)	DENTON	68.8%
952301	MYERS-TINDLE #3 (dpi 1388)	DENTON	87.5%
952201	NORTH #1 (dpi 1426)	WISE	97.2%
952332	OMNI-FRAZIER #1—BPO (DPI 1419)	DENTON	75.0%
952347	OMNI-FRAZIER #2—BPO (DPI 1436)	DENTON	100.0%
952426	OMNI-FRAZIER 3-BPO	DENTON	100.0%
952432	OMNI-FRAZIER 4-BPO	DENTON	81.3%
952488	OWENS UNIT 1	DENTON	100.0%
952077	PARKEY #1 (dpi 563)	DENTON	68.8%
952364	PARKEY B 1	DENTON	89.1%
952408	PARKEY B 2	DENTON	89.1%
952044	PITTS A-1 (dpi 611)	WISE	96.6%
952208	PITTS A-2 (dpi 944)	WISE	96.6%
952031	PITTS A-3 (FORMERLY PITTS C-1) (dpi 811)	WISE	96.6%
952027	PITTS-WINDER 1 (DPI 608)	WISE	94.8%
952176	PITTS-WINDER B-1 (dpi 814)	WISE	100.0%
952214	PITTS-WINDER B-2A (dpi 951)	WISE	81.3%
952295	PUGH #1 (dpi 1326)	DENTON	100.0%
952225	RICKRICH #2 (dpi 1266)	DENTON	99.2%
952259	ROSSON-HENDERSON #1 (APO)	DENTON	71.9%

Exhibit B — Dedicated Acreage and/or Dedicated Wells	Page 6
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

			BROG Production
Company Meter #	Dedicated Well - Common Name	County	Interest
952259	ROSSON-HENDERSON #1—BPO (DPI 1273)	DENTON	71.9%
952261	ROSSON-HENDERSON #2 (dpi 1281)	DENTON	100.0%
952487	ROSSON-HENDERSON #3	DENTON	100.0%
952372	SALLY HUEY 1	DENTON	87.5%
952472	SALLY HUEY 2	DENTON	87.5%
952465	SALLY HUEY 3	DENTON	87.5%
952239	SATER #1 (dpi 1274)	DENTON	100.0%
952280	SATER #2 (dpi 1308)	DENTON	100.0%
952015	SCHLUTER 1 (DPI 572)	DENTON	24.2%
952254	SCHLUTER #2 (dpi 1257)	DENTON	24.2%
952315	SCHLUTER #3 (dpi 1402)	DENTON	24.2%
952338	SCHLUTER #4 (dpi 1430)	DENTON	24.2%
952103	SCHOOLFIELD #1 (dpi 588)	DENTON	68.8%
952234	SCHOOLFIELD #2 (APO 2-01) (dpi 1275)	DENTON	66.1%
952282	SCHOOLFIELD #3 (dpi 1306)	DENTON	87.5%
952446	SCHOOLFIELD UNIT #4	DENTON	87.5%
952475	SCHOOLFIELD UNIT #5	DENTON	87.5%
952489	SCHOOLFIELD UNIT #6	DENTON	87.5%
952519	SCHOOLFIELD UNIT #7	DENTON	87.5%
952406	SHIFFLETT FAMILY #1	DENTON	100.0%
952411	SHIFFLETT FAMILY A GU #1	DENTON	100.0%
952025	SITZ 1 (DPI 591)	WISE	100.0%
952022	SMITH-GENTRY #1 (dpi 558)	WISE	100.0%
952243	STEWART-ENIS #1 (APO 2-01) (dpi 1278)	DENTON	70.0%
952477	STEWART-ENIS #2	DENTON	100.0%
952492	STEWART-ENIS #3	DENTON	100.0%
952401	SUCCESSOR GENERATION #1	DENTON	97.1%
952463	SUCCESSOR GENERATION A #1	DENTON	97.1%
952206	TINDLE #2 (dpi 883)	DENTON	87.5%
952104	TINDLE A-1 (dpi 562)	DENTON	68.8%
952398	TINDLE B UNIT 3	DENTON	84.4%

Exhibit B — Dedicated Acreage and/or Dedicated Wells	Page 7
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

			BROG Production
Company Meter #	Dedicated Well - Common Name	County	Interest
952106	TINDLE B-1 (dpi 561)	DENTON	65.6%
952322	TINDLE B-2 (dpi 1392)	DENTON	84.4%
952008	TINDLE J B (dpi 560)	DENTON	68.8%
952523	TINDLE UNIT #5	DENTON	87.5%
952527	TINDLE UNIT #7	DENTON	87.5%
952445	TINDLE UNIT, 3	DENTON	87.5%
952244	WEATHERBY #1 (dpi 1223)	DENTON	62.5%
952538	WELDON YOUNG UNIT #3	DENTON	75.0%
952118	WINDER A-1 (dpi 699)	WISE	100.0%
952148	WRIGHT #1 (dpi 802)	WISE	100.0%
952281	YOUNG JEAN #1 (DPI 1305)	DENTON	100.0%
952224	YOUNG WELDON #1 (dpi 1146)	DENTON	75.0%

Exhibit B — Dedicated Acreage and/or Dedicated Wells	Page 8
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

EXHIBIT C – QUALITY SPECIFICATIONS
to
GAS PURCHASE AGREEMENT
In the event the Gas delivered hereunder does not meet any one or more of the following quality specifications, Company reserves the right at any time to restrict delivery of, or cease taking, such Gas for so long as such conditions exist. Company may elect to take Gas not meeting the required quality specifications; however, Company’s election to do so shall not constitute a waiver of the quality specifications described herein.

Hydrogen Sulfide	Not more than 1/4 (0.25) grain or less per 100 cubic feet

Carbon Dioxide	2.0% or less by volume

Oxygen	The oxygen content shall not exceed ten parts per million (10 ppm) by volume of uncombined oxygen, and the parties shall make reasonable efforts to maintain the gas free from oxygen.

Water	No free water

Foreign Materials	Commercially free from dust, gum, gum-forming constituents, dirt, or other liquid or solid matter, impurities and other objectionable substances that might become separated from the Gas prior to entering the Plant.

Heating Value	Not less than one thousand (1,000) Btus per cubic foot.

Temperature	Not less than 40º F or more than 120º F

Total Inerts	Not more than four percent (4%) by volume

Nitrogen	Not more than four percent (4.0%) by volume

Total Sulfur	Not more than four (4) grains per 100 cubic feet
Exhibit C — Quality Specifications
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

EXHIBIT D – ALLOCATION METHODOLOGY
to
GAS PURCHASE AGREEMENT
Plant Products
The Plant Products attributable to the Gas delivered by Supplier hereunder during each Month shall be the quantities of Plant Products obtained by multiplying the volume of Supplier’s Gas delivered during such Month hereunder by the Recovered Plant Product GPM of such Gas for each Plant Product. The “Recovered Plant Product GPM” as used herein shall be the “Plant Product GPM” for each Plant Product, determined as provided for in the Section in the General Terms and Conditions entitled “Settlement Tests”, multiplied by the Actual Plant Product Recovery Adjustment. The “Actual Plant Product Recovery Adjustment” shall be a fraction, the numerator of which shall be the volume of each Plant Product recovered and saved at the Plant during each Month; and the denominator of which shall be the theoretical quantity of those same Plant Products contained in the total volume of Gas delivered to Company from all sources during each Month. The total theoretical quantity of each Plant Product shall be the summation of the volumes of each Plant Product attributable to all Gas received by Company from all sources at all Delivery Point(s) as determined by multiplying the volumes of such Gas each Month by the Plant Product GPM of such Gas.
Residue Gas
The Residue Gas attributable to the Gas delivered hereunder shall be allocated on a Btu basis, based on a factor, the numerator of which will be the wellhead delivered Btus of Supplier’s Gas delivered under this Agreement, reduced by subtracting (1) Supplier’s calculated Btus extracted as Plant Products and (2) Supplier’s allocated Plant Fuel and hydrogen sulfide, and the denominator of which will be the sum of all Plant wellhead delivered Btus, reduced by subtracting the calculated Btus extracted as Plant Products, actual Btus of Plant Fuel, and hydrogen sulfide, such factor to be multiplied by the total Plant Residue Gas available at the tailgate of the Plant.
Supplier may use Gas produced from the Dedicated Acreage and/or Dedicated Well(s) for the purpose of developing and operating same, including the use of Gas for Gas lifting or for pressure maintenance and/or cycling operations, but Company shall not be obligated to return Residue Gas to Supplier’s lease for use in the development and operation of the Dedicated Acreage and/or Dedicated Well(s); it being Supplier’s obligation to make arrangements to receive any such Residue Gas at the tailgate of the Plant. In the event that the amount of Residue Gas taken by Supplier for in connection with its operations on the Dedicated Acreage or on the Dedicated Well exceeds the amount of Supplier’s share of such Residue Gas for such Month, Company shall charge Supplier for such excess Residue Gas based on Company’s cost for and expenses to acquire such excess Residue Gas.
Allocation of Electrical Power
In the event Company elects to utilize electrical power in the operation of electrical powered compressors on the Gathering System (i.e., upstream of the first inlet compressor at the Plant), such electrical power costs will be recovered by Company by deducting from Supplier’s allocated Residue Gas a volume of MMBtus of such Residue Gas equivalent in value (to Company, at the Plant tailgate) to Supplier’s allocated share of such electrical power costs. Such Supplier’s share of electrical power costs shall be determined by multiplying the Supplier’s total such electrical power costs by a factor, the numerator of which will be Supplier’s wellhead delivered Btus and the denominator of which will be the sum of all Plant wellhead delivered Btus.
Changes to Methodology
Notwithstanding anything in this Agreement to the contrary, Company may at any time and from time to time change the allocation procedures utilized to allocate Supplier’s share of Products and Residue Gas provided that such changes can be shown to increase the accuracy of such allocations.
Exhibit D — Allocation Methodology
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

EXHIBIT E – SPECIAL PROVISIONS
to
GAS PURCHASE AGREEMENT
NEW PROVISIONS
The following new sections are added to the Agreement, and should same conflict with any other provisions in the General Terms and Conditions, the below new provisions shall prevail.
E.1. Partial Assignments & Scope of Partial Successors’ Delivery Commitment
Should the original Supplier party hereto or any of its Affiliates which are successors thereto assign or convey a portion of Supplier’s Production Interests in the Dedicated Wells and/or Dedicated Acreage less than all or substantially all of the Dedicated Wells and/or Dedicated Acreage then subject hereto (a “Partial Assignment”) from and after the effectiveness of such assignment, “Dedicated Acreage” shall thereafter (as to such successor Supplier only) mean only those areas which are within leases on which any Dedicated Wells are located which Dedicated Wells are within the scope of the conveyance to Supplier’s successor; and “Dedicated Wells” shall mean those Dedicated Wells subject hereto in which Production Interests were so conveyed.
E.2. Credit
If, in the reasonable opinion of either Party hereunder (Party X) a material adverse change has occurred with regard to the financial condition of the other Party (Party Y) after the date of original execution hereof such that Party X has reasonable grounds for insecurity regarding the ability of Party Y to perform any material obligation under this Agreement (whether or not then due), Party X may demand Adequate Assurance of Performance from Party Y. “Adequate Assurance of Performance” shall mean sufficient security or proof of capability of Party Y’s capability to perform its obligations under this Agreement in the form of a standby irrevocable letter of credit (in and amount and for a term reasonably acceptable to Party X), a prepayment or a cash payment security deposit (to be held by Party X). No demand for Adequate Assurance of Performance may include a demand for security for amounts which are subject to a good faith dispute between the parties, but may include any undisputed amounts which appear on the same invoices or statements which include any such disputed amounts.
E.3. Right of Set-Off
Should a Party (the “defaulting Party”) be in default of making any payments when same are due to the other Party (the “non-defaulting Party”), the non-defaulting Party shall have the option to deduct any amounts owed to it by the defaulting Party from any payments otherwise due by the non-defaulting Party under this Agreement.

Exhibit E — Special Provisions	Page 1
DYNEGY CONTRACT NO.: 014904 — Ref No. 095

Attached To Gas Gathering And Purchase Agreement
By And Between Burlington Resources Oil & Gas Company LP,
By BROG GP Inc., Its Sole General Partner & Burlington Resources Trading Inc.
And
Dynegy Midstream Services, Limited Partnership
Effective Date: August 1, 2003

DECATUR
US 380
FM 1810
FM 51
FM HWY 51
FM 730
FM 3259
FM 2264
US 287
US 81
JOSEPH H MOORE
A-238
GEORGE W LEONARD
CHARLES MOORE
SAMUEL ISAACS
A-454
CHARLES FRAZIER
A-290
POLLY BYON
A-755
CHARLES FRAZIER
A-257
AB HARRIS
A-373
SMITH BOWEN
A-51
WILLIAM LOCKRIDGE
FRANCISCO BOAS
JOHN H ENGED
A-741
ASA HOLL
A-363
MATTHIAS COOPER
JAMES LEVINS JR
A-488
CHARLES FRAZIER
A-294
JESUE FLORES
LEMUEL M ROBINHOL
DAVID GREGORY
ANTONIO VASQUEZ
CG PRETCHARD
BURLINGTON
DEDICATED
ACREAGE
CANTERA
RESOURCES, INC.
BURLINGTON RESOURCES
Exhibit "A" to the
Gas Purchase Contract
SCALE: 1" = 5,000'

PARTIES INITIALS (FOR IDENTIFICATION PURPOSES):

SUPPLIER:	COMPANY:

SPECIAL ADDENDUM
TO
GAS GATHERING AND PURCHASE AGREEMENT
BY AND BETWEEN
BURLINGTON RESOURCES OIL & GAS COMPANY LP,
BY BROG GP INC., ITS SOLE GENERAL PARTNER
&
BURLINGTON RESOURCES TRADING INC.
AND
DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP
Effective Date: August 1, 2003
Amends Dynegy Contract No.: 014904 – Ref. 095
[DRAFT NO. 8 (Dynegy) (10/28/03) NOT FOR EXECUTION]

TABLE OF CONTENTS

1. Nature and Operation of Addendum & Assignability	1

2. Interpretation & Definitions	2

3. Right to Take Plant Products and Residue Gas In-Kind	5
A. Plant Products	5
B. Residue Gas	7
C. Parties’ Obligations and Title to Products & Gas – Amendments to Specific Agreement Terms	9

4. Interim Settlement Terms	10

5. System & Plant Capacity Expansions	11
A. Company’s Initial Obligation To Expand	11
(1) Phase V Expansion	11
(2) Sub Phase Expansion Completion	12
(3) Excused Expansion Delays & Sub Phase Cancellations	13
(4) Unexcused Expansion Delays – Supplier Remedies	14
B. Capacity Availability	14
(1) Company’s Obligations	14
(2) Supplier Remedies	15
C. Force Majeure, Supplier Caused Delays & Residue Gas Constraints	16

6. Delivery Pressures	16
A. Maximum Pressures	16
B. Supplier Remedies	16

7. New Well Connections	17
A. Notice & Time to Connect	17
B. Wellhead Pressures	17
C. Costs to Connect	18

8. Low Pressure Service	19
A. Company Obligations	19
B. Supplier’s Remedies	19
C. Parties Obligation to Cooperate	20

9. Alternative Low Pressure Service	20

10. Limitations	21
A. Partial Election of Remedies & Cumulative Remedies	21
B. No General Duty to Expand or Modify	21
C. Damages Limitations	21

-i-

11. Changes to Exhibit A – General Terms and Conditions	22
A. Deleted Provisions	22
B. Amended Provisions	22

Attachment 1 – Gas Nominations	24
A. General Provisions	24
(1) Company’s Duties	24
(2) Basis for Confirmations & Imbalances	24
(3) Residue Gas Nominations – Contents	24
B. First of Month Nominations:	24
C. Daily Nominations/Intra-Month Changes to Nominations	25
D. On-Going Reporting:	25
E. Pipeline Penalties:	25

Attachment 2 – Phase V Expansion Basis of Design	27
A. Inlet Flow Rate to Plant	27
B. Inlet Pressure and Temperature to Plant	27
C. Inlet Composition to Plant	27
D. Gathering – East Side	28
(1) Pressure and Volume	28
(2) Inlet Gas Composition	28

-ii-

SPECIAL ADDENDUM TO GAS GATHERING AND PURCHASE AGREEMENT
This Special Addendum to Gas Gathering and Purchase Agreement (the “Addendum”) is entered into between Burlington Resources Oil & Gas Company LP, by BROG GP Inc., its Sole General Partner, and Burlington Resources Trading Inc. (collectively, “Supplier”) and Dynegy Midstream Services, Limited Partnership (“Company”).
Recitals
A.	Burlington Resources Oil & Gas Company LP and Dynegy Midstream Services, Limited Partnership are parties to the following two agreements:
(i)	“Gas Gathering Agreement” between Dallas Production Inc. and Dynegy Midstream Services, Limited Partnership, dated November 1, 1994, and referred to by Company as Agreement No. 014634, as amended prior hereto (the “Prior Agreement”); and

(ii)	“Gas Gathering and Purchase Agreement” with the effective date of August 1, 2003 (“Agreement Effective Date”), to which Burlington Resources Trading Inc. is also a party, executed simultaneously herewith (the “Agreement”).
B.	The Agreement is being executed for the purpose of partially replacing and superseding the Prior Agreement with regard to the Dedicated Acreage that is described in the Agreement. The Parties acknowledge that neither of them are currently obligated to amend, modify or replace the Prior Agreement but that the Parties have agreed to the terms of the Agreement subject to, and in consideration for, simultaneous execution by them of this Addendum in order to establish more certainty regarding availability of gathering and processing capacity to support Supplier’s further development of its gas reserves within the Dedicated Acreage and more economic certainty for Company with regard to its receipt of sufficient consideration for its future capital expenditures and services to be provided pursuant to the Agreement and the terms of this Addendum.

C.	The Parties acknowledge that the terms of this Addendum have been negotiated based on the unique situation of the Supplier, Supplier’s substantial production ownership position and development plan within the Dedicated Acreage and its current and projected future volumes of Gas to be delivered under the Agreement, as well as for the purpose of resolving certain uncertainties which might be claimed to arise from the terms of the Prior Agreement.
Now therefore, in consideration of the premises and other valuable consideration, Supplier and Company agree as follows:
1. Nature and Operation of Addendum & Assignability
          This Addendum shall constitute a supplement to and form a part of the Agreement as between the Company and the original Supplier named above and any conflict between the terms of this Addendum and any of the other documents comprising a portion of the Agreement shall be resolved in favor of the terms of this Addendum. The rights set forth in this Addendum shall only apply to Supplier and Supplier’s Affiliates and neither this Addendum nor the rights set forth herein may be assigned in whole or in part by Supplier to any other Person, except as follows: Supplier may assign this Addendum, and Supplier’s rights arising hereunder, to no more than two (2) other Persons (“Permitted Assignees”), each of whom must be contemporaneously receiving with such assignment an assignment or other transfer of title to Production Interests subject to the Agreement to which can be attributed at least (**) percent (**)% of the Supplier’s Gas delivered hereunder during the three (3) full Months preceding the Month in which the assignment is effective.
          Any such a Permitted Assignee, however, shall not be allowed to further assign this Addendum or any of the rights hereunder without Company’s prior written consent, which Company shall not be obligated to grant. In the event Supplier does convey or assign all or a part of Supplier’s

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 2
Interest to any Person other than as expressly provided for in this Section 1, the rights provided for in this Addendum shall terminate and be of no further force and effect as to Gas attributable to the portion of Supplier’s Interest which was so conveyed or assigned unless an assignment of same is expressly provided for in this Section 1 above.
          No assignment expressly allowed above or otherwise consented to by Company shall be effective until Company has received notice of such assignment and a copy of a writing in which assignee assumes and agrees to perform Supplier’s obligations hereunder and agrees to be fully bound by the terms of the Agreement and this Addendum, all only to the extent of the Production Interests assigned to such assignee.
2. Interpretation & Definitions
          All references herein to “Sections” and “Attachments” shall be references to the Sections of this Addendum and the Attachments hereto unless another document is expressly referenced. Any capitalized terms used in this Addendum shall have the same meaning as ascribed to them in the Agreement unless such term is expressly defined otherwise herein. The following terms, which are specifically adopted for the purpose of enabling the terms of this Addendum, shall have the below described meanings. To the extent any of the below defined terms have identical defined terms in the Agreement, the below provisions shall replace and supersede such Agreement definitions:
“Available Gas” shall have the meaning ascribed to such term in Section 7.C(4).
“Available Product Volumes” shall have the meaning ascribed to such term in Section 3.A(6).
“Available Residue Gas” shall have the meaning ascribed to such term in Section 3.B(4).
“Barrel” shall mean forty-two (42) Gallons, as Gallons is defined in the General Terms and Conditions.
“bpd” shall mean Barrels per Day.
“Cash Out Settlement” shall have the meaning ascribed to such term in Section 3.A(9)(ii).
“Commercial Terms and Conditions” shall mean the terms and conditions set forth in the first part of the Agreement bearing the title of Commercial Terms and Conditions.
“Completion Date” shall mean the date by which a Sub Phase is required to be completed by Company, which shall be the last Day of the Month designated as the “Completion Date” for such Sub Phase in the table set forth in Section 5.A(1) as such is delayed, extended or otherwise modified by the operation of the terms of Section 5.A(3) and/or Section 5.C or by mutual written agreement of the Parties.
“Component” or “Components” shall mean any one or more of the individual hydrocarbon constituents of Raw Product, including but not limited to: methane, ethane, propane, isobutane, normal butane, isopentane, normal pentane, hexanes and heavier hydrocarbon components, as well as other non-hydrocarbon components allowed by a Product Pipeline.
“Connect Costs” shall mean any costs and expenses incurred and any capital expended to cause the connection of a new well to the Gathering System or to convert and provide any Dedicated Wells and/or Delivery Points on the High Pressure System to Low Pressure Service, including any Monthly rental or lease costs incurred for any rented or leased equipment, if any, utilized either (i) in initial completion of such new well connections or well or Delivery Point transfers; or (ii) in on going operation of a completed connection or provision of Low Pressure Service; provided, however, that the costs incurred by Company for measurement equipment and meter runs are expressly excluded from Connect Costs.
“Connection Notice” shall have the meaning ascribed to such term in Section 7.A.
“Cost Recovery Period” shall have the meaning ascribed to such term in Section 7.C(5).
“Current Dedicated Leases” shall mean the oil and gas leases that are, as of the date of execution hereof, held by production from the current Dedicated Wells listed in Exhibit B to the Agreement under the section therein entitled “Current Dedicated Wells & Production Interests.”
“Delivery Pressure Cure Period” shall have the meaning ascribed to such term in Section 6.B(1).
“Delivery Volume” shall have the meaning ascribed to such term in Section 5.B(1).
“Design Parameters” shall mean the Basis of Design assumptions or parameters for the Phase V Expansion set forth in Attachment 2 to this Addendum.
Section 2
Interpretation & Definitions

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 3
“Gathering System” shall mean the system of pipes and gathering lines which are located in Denton and Wise Counties, Texas, and are upstream of, and currently connected to and gathering Gas to, Company’s Chico Gas Processing Plant (together with future expansions and/or additions thereto) together with all related equipment and systems which are or will be connected to such pipes and gathering lines including, without limitation, meters, meter runs, compressors, separators, drips and pigging stations.
“General Terms and Conditions” shall mean the terms and conditions set forth in Exhibit A to the Agreement and bearing the title of General Terms and Conditions.
“High Pressure System” shall mean that portion of the Gathering System designed and operated by Company to gather Gas at pressures not exceeding (**) (**) PSIG when measured at the Delivery Points thereon; such system being understood to be that system as in existence on the date hereof and as same is extended or modified from time to time during the Term.
“Low Pressure Conversion Date” shall have the meaning ascribed to such term in Section 8.A(1).
“Low Pressure Gathering Fee” shall have the meaning ascribed to such term in Section 3.B. of the Commercial Terms and Conditions.
“Low Pressure Service” shall mean gathering of Gas from a Delivery Point either: (a) into the Low Pressure System in compliance with the pressure maintenance provisions for such service set forth in Section 6.A(ii) below; or (b) by providing additional compression to a Delivery Point on the High Pressure System such that the Gas is received and gathered at such Delivery Point in compliance with the pressure maintenance provisions for such service set forth in Section 6.A(iii).
“Low Pressure System” shall mean that portion of the Gathering System designed and operated by Company to gather Gas at pressures not exceeding (**) PSIG when measured at the Delivery Points thereon; such system being understood to be that system as in existence on the date hereof and as same is extended or modified from time to time during the Term.
“Maximum Gathering Line Pressure” shall have the meaning ascribed to such term in Section 6.A.
“MMcf” shall mean one million cubic feet, as cubic feet are described in the definition of “Mcf” in the General Terms and Conditions.
“MMcfd” shall mean one million cubic feet per Day, as cubic feet are described in the definition of “Mcf” in the General Terms and Conditions
“Nominal Design Capacity” shall have the meaning ascribed to such term in Section 5.A(2).
“Notice Date” shall have the meaning ascribed to such term in Section 6.B(1).
“OPIS Index” shall mean the Monthly average of the daily high and low prices per Gallon, for the applicable Month, as quoted by the Oil Price Information Service (“OPIS”) for “Any Current Month” under “Mont Belvieu Spot Gas Liquids Prices” using (i) the Non-TET prices for the Propane, Isobutane, Normal Butane and Natural Gasoline Specification Products (as defined in this Section 2 below under “Specification Products”); and (ii) the purity ethane price for the Ethane Specification Product. Should any of the indices referenced above be discontinued, the parties shall mutually agree upon a comparable successor index and/or publication.
“Original Completion Date” shall mean the last Day of the Month designated as the “Completion Date” for such Sub Phase in the table set forth in Section 5.A(1) without giving effect to any delays or extensions in such Completion Date pursuant to the Section 5.A(3) and/or Section 5.C or by mutual written agreement of the Parties.
“Payout Volume” shall have the meaning ascribed to such term in Section 7.C(5)(i).
“Permitted Assignee” shall have the meaning ascribed to such term in Section 1.
“Phase V Expansion” shall have the meaning ascribed to such term in Section 5.A(1).
“Plant F.O.B. Value” shall have the meaning ascribed to such term in Section 3.A(9)(ii)
“Plant” shall mean a gas processing plant and/or treating facility and other related facilities utilized for Processing Supplier’s Gas. It is understood that Supplier’s commitment of Gas to Company pursuant to the Agreement is not limited to a specific Plant, it being the intent that Company shall have the right to cause Supplier’s Gas to be Processed in any Plant, whether or not owned by Company or its Affiliates, but in a manner consistent with the terms of the Agreement and this Addendum. Provided, however, that Company agrees that during the Primary Term and Renewal Term, the Plant to be utilized to Process Supplier’s Gas under the Agreement shall be Company’s Chico Gas Processing Facility located in Wise County, Texas (“Chico Plant”). Supplier agrees that during the Renewal Term, however, that Company may
Section 2
Interpretation & Definitions

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 4
change the Plant hereunder through replacement of same at the same or a different location with a different gas processing plant or through consolidation of such Chico Plant with another existing plant through connection of the Gathering System thereto, upon Supplier’s prior written consent, which consent shall be neither unreasonably withheld or delayed. The Parties agree that the only grounds for Supplier’s withholding of Company’s request in the change of Plant during the Renewal Term which shall be considered reasonable shall be: (i) if the Component recovery efficiencies of the replacement or successor plant are materially less than those of the Chico Plant at the time such request for consent is made; (ii) such replacement plant does not have, or will not have as of the date of closure of the Chico Plant, sufficient available processing capacity to Process the volume of Gas then being gathered and Processed for Supplier under the Agreement; or (iii) physical access to Residue Gas markets that are materially the same or greater market value at the time of such request for consent as those to which the Chico Plant then has physical access. Relative “efficiency” of the proposed replacement plant compared to the Chico Plant (as referenced in clause (i) immediately above) shall mean capability to recover the same or greater percentages of Components from Supplier’s Gas as the Chico Plant at materially equivalent or lower fuel consumption rates. Similarly, ability of the replacement plant to recover greater percentages of Components from Supplier’s Gas shall not be a basis for Supplier withholding its consent.
“Product Pipeline” shall mean, whether one or more, any pipeline accepting delivery of, and transporting, Raw Product produced at the Plant.
“Production Interest Owner” means any Person who owns any Production Interests in any Dedicated Wells and/or any Dedicated Acreage hereunder.
“Production Interest” means any ownership interest in oil and/or gas leaseholds or in the oil and/or gas underlying any property which carry with them the right to take any production in kind.
“Raw Product” shall mean a mixed stream of demethanized natural gas liquids produced at the Plant.
“Readiness Date” shall have the meaning ascribed to such term in Section 7.A.
“Redelivery Points” shall have the meaning ascribed to such term in Section A of Attachment 1 hereto.
“Reimbursement Period” shall have the meaning ascribed to such term in Section 6.B(2).
“Specification Products” shall mean the following listed commercial specification products theoretically recoverable from Raw Product based on the following compositions:
(i)	Purity Ethane: a Product comprised of 100% of the ethane Component plus methane Component up to 1.5 liquid volume percent of the ethane Component

(ii)	Propane: a Product comprised of 100% of the propane Component.

(iii)	Isobutane: a Product comprised of 100% of the isobutane Component.

(iv)	Normal Butane: a Product comprised of 100% of the normal butane Component.

(v)	Natural Gasoline: a Product comprised of 100% of the isopentane and heavier hydrocarbon Components.
“Sub Phase Volume Requirement” shall have the meaning ascribed to such term in Section 5.A(3).
“Sub Phase” shall mean any one or more of the incremental portions of the Phase V Expansion, as described in Section 5.A.
“Supplier’s Allocated Plant Products” shall have the meaning ascribed to such term in Section 3.A.
“Supplier’s Allocated Residue Gas” shall have the meaning ascribed to such term in Section 3.B.
“Supplier’s Plant Product Percentage” shall have the meaning ascribed to such term in Section 2.A. of the Commercial Terms and Conditions, as amended in Section 3.C. of this Addendum below during such periods when that amendment is in effect.
“Supplier’s Residue Gas Percentage” shall have the meaning ascribed to such term in Section 2.B. of the Commercial Terms and Conditions, as amended in Section 3.C. of this Addendum below during such periods when that amendment is in effect.
“Unexcused Expansion Delay” shall have the meaning ascribed to such term in Section Error! Reference source not found..
Section 2
Interpretation & Definitions

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 5
3. Right to Take Plant Products and Residue Gas In-Kind
A. Plant Products
          From time to time during the term of the Agreement, Supplier may elect to take its percentage share of Plant Products in-kind at the tailgate of the Plant in lieu of payment of Proceeds attributable thereto as set forth in the Commercial Terms and Conditions (when not giving effect to any amendments set forth in this Addendum). The volume which Supplier will be entitled to receive each Month during any period when such an election is in effect shall be equal to the volume of Plant Products attributable to the Gas delivered by Supplier under the Agreement during such Month, as determined pursuant to Exhibit D to the Agreement (Allocation Methodology) (“Supplier’s Allocated Plant Products”) multiplied by the Supplier’s Plant Products Percentage. Such take-in-kind rights shall be subject to the following terms and conditions:
(1)	Supplier’s initial election, which shall be effective November 1, 2003, is to take its percentage share of Plant Products in kind. Such initial election shall be applicable from said November 1, 2003, date and shall remain in effect until Supplier affirmatively elects to terminate such election, in the manner described below.

(2)	Should Supplier wish to change its then current election (to receive Plant Products in–kind or the Proceeds attributable thereto, as applicable), Supplier shall give Company at least sixty (60) Days advance written notice of such change. Any change in Supplier’s election shall be effective on the first Day of the Month following the expiration of said sixty (60) Day period. Supplier’s initial election and any subsequent change in Supplier’s election shall remain in effect for a period of at least six (6) consecutive Months.

(3)	Supplier shall be responsible for making its own arrangements for the transportation and fractionation of its share of Plant Products from and at the point of delivery into Product Pipelines at the tailgate of the Plant.

(4)	Supplier may only elect to take-in-kind the entire volume of Supplier’s percentage share of Plant Products in the form of Raw Product and may not make such election as to individual Components within a commingled stream.

(5)	Supplier shall receive its share of Plant Products in the form of Raw Product which meets the specifications of the Product Pipeline and Supplier shall not, by virtue of the Agreement or this Addendum, be entitled to fractionation services for such Raw Product to be delivered to Supplier pursuant to this Section 3.A.

(6)	Subject to Supplier providing Company its nominations pursuant to Attachment 1 hereto and/or Section 3.A(10) below, Company shall timely advise Supplier of the quantity of Supplier’s percentage share of Plant Products that will be available for Supplier to receive from the Plant (“Available Product Volumes”). Company’s determination of Available Product Volumes shall be based on Supplier’s nominations tendered pursuant to the terms of Attachment 1 to this Addendum and historical production volumes and gas composition for existing wells and current well test data provided by Supplier for newly connected Dedicated Wells, projected new volume deliveries expected to commence during the Month, all adjusted for any known upsets, scheduled maintenance outages of which Supplier has provided notice and any other known conditions which could reasonably be expected to have an impact on production volumes in such a manner that the deviation could be reasonably estimated based on then available data. Supplier acknowledges that Company’s estimates and determination of Available Product Volumes will be based on production data provided
Section 3
Right to Take Plant Products and Residue Gas In-Kind

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 6
by Supplier and to the extent such data is inaccurate or does not coincide with actual production flows, Company shall be allowed to adjust the Available Product Volumes accordingly, provided a Supplier representative is advised of such adjustments.

(7)	Should Supplier fail to arrange for receipt and disposition of some or all of the Available Product Volumes from and at the tailgate of the Plant (as required in Subsection (3) immediately above), Company shall have the right, but not the obligation, to market any volumes with regard to which Supplier has not made such arrangements and if Company elects to do so, Company shall pay Supplier the Proceeds from the sale of such volumes of Supplier’s Plant Products at the tailgate of the Plant. Notwithstanding anything in the definition of “Proceeds” in Section A.1, DEFINITIONS, of the General Terms and Conditions (or any other terms in the Agreement) to the contrary, Company shall retain (**) percent (**)% of the total proceeds received by Company from the sale of any portions of Supplier’s Available Product Volumes, provided same was sold in compliance with the terms of this Section 3.A(7), as Company’s fee for marketing such volumes of Plant Products. The provisions of this Section 3.A(7) shall not be applicable to any volumes of Plant Products which Supplier is entitled to take-in-kind which Company has not advised are available for Supplier’s receipt; i.e., which are not within the Available Product Volumes.

(8)	Supplier shall account to and pay all Interest Owners for all royalties, overriding royalties, bonus payments, production payments and other payments due on Plant Products taken-in-kind by Supplier.

(9)	Supplier and Company recognize Company’s inability to redeliver Raw Product the composition of which will exactly match the composition and quantities of the Components attributable and allocable to Supplier’s Gas. Therefore, Company will maintain an “over/short” account to account for the volumes of Components delivered to Supplier each month as against the volumes of same to which Supplier was entitled during such Month. Company and Supplier shall endeavor to keep the over and short volumes as much in balance as possible by making delivery adjustments from time to time. While the Parties may, by mutual agreement, resolve Component imbalances on a volumetric basis, such balancing may be impractical due to the operating procedures and practices of the Product Pipelines. Therefore, unless and until such a mutual agreement is reached and is evidenced in writing, Component imbalances shall be resolved through cash payments pursuant to this Section 3.A(9), as detailed below.
(i)	If, for any reason, (i) the volume of any Component which Supplier is entitled to receive hereunder for a given Month is greater than the quantity of such Component actually delivered for Supplier’s account to the Product Pipeline during such Month, Company shall pay to Supplier a “Cash Out Settlement,” as defined below, or (ii) if the volume of any Component to which Supplier is entitled for a given Month is less than the quantity of such Component actually delivered for Supplier’s account to the Product Pipeline during such month, then Supplier shall pay to Company such a Cash Out Settlement. Company shall include with Supplier’s Monthly statement the volume of any Component that was “over delivered” or “under delivered” during the preceding Month along with a computation of the Cash Out Settlement due Supplier or Company, as applicable with regard to each Component. Payment of any Cash Out Settlement owed to either of the Parties shall be due no later than ten (10) Days following the date of Company’s statement. To the extent Company owes a Cash Out Settlement to Supplier for some Components while Supplier, for that same time period, owes Company a Cash Out Settlement for other Components, the Cash Out Settlements due by each Party shall be netted
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against each other to determine one, positive Cash Out Settlement that will be paid by the owing Party in the manner provided for above and such net settlements shall not require Company to net all amounts due by each Party under the Agreement as would otherwise be required under Section A.7 (Payments to Supplier).

(ii)	A “Cash Out Settlement” shall be a payment by the owing Party, in an amount determined as follows, to compensate either the Supplier, as to under deliveries by Company, or the Company, as to over deliveries to Supplier. For each Gallon of any Component that is “over delivered” or “under delivered”, the Cash Out Settlement shall equal the volume, in Gallons, of such Component “over delivered” or “under delivered,” as applicable, converted to the equivalent volume of the applicable Specification Product(s) (determined in accordance with the definition of Specification Products in Section 2 above) multiplied by the “Plant F.O.B. Value” of such Specification Product. The “Plant F.O.B. Value” of such Specification Products shall be equal to the OPIS Index therefor for the Month in which the imbalance arose, less only the following and without further or additional deductions therefrom:
a.	a Fractionation Fee, in cents per Gallon, to be calculated as follows:

Fractionation Fee = (**)

Where:

Fuel	=	A Gas fuel cost (in $/MMBtu) equivalent to the average Houston Ship Channel Index of INSIDE FERC’S GAS MARKET REPORT, for natural gas for the Month for which the Fractionation Fee is to apply.
b.	actual storage and loading costs incurred by Company, if any;

c.	the then current standard published rates and related costs charged by West Texas LPG Pipeline Limited Partnership or its then current successor Product Pipeline (WTLP) for transportation of Raw Product from the Plant to Mont Belvieu, Texas, including WTLP’s standard pipeline tariff charges, pipeline losses, if any, and other related charges imposed by WTLP, or, if rail car or truck transportation is then in use by Company or its Affiliates, actual rail car and truck transportation costs incurred by Company or its Affiliates, on a per Gallon basis, during such Month.
(10)	During any periods when Supplier is taking its share of Plant Products in kind pursuant to this Section 3.A but is not taking its share of Residue Gas in kind, Supplier shall still comply with the terms of Attachment 1 concerning Gas nominations, excluding only those portions which expressly relate to Residue Gas redeliveries, in order to provide procedures for scheduling Plant Product receipts by Supplier.
B. Residue Gas
          From time to time during the term of the Agreement, Supplier may elect to take its percentage share of Residue Gas in-kind at the tailgate of the Plant in lieu of payment of Proceeds attributable thereto as set forth in the Commercial Terms and Conditions (when not giving effect to any amendments set forth in this Addendum). The volume which Supplier will be entitled to receive each Month during any period when such an election is in effect shall be equal to the volume of Residue Gas attributable to the Gas delivered by Supplier under the Agreement during such Month, as determined pursuant to Exhibit D to the Agreement (Allocation Methodology) (“Supplier’s Allocated
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Residue Gas”) multiplied by the Supplier’s Residue Gas Percentage. Such take-in-kind rights shall be subject to the following terms and conditions:
(1)	Supplier’s initial election, effective as of the Agreement Effective Date set forth above, is to take its percentage share of Residue Gas in kind. Such initial election shall be applicable from the Effective Date and shall remain in effect until Supplier affirmatively elects to terminate such election, in the manner described below.

(2)	Should Supplier wish to change its then current election (to receive Residue Gas in–kind or the Proceeds attributable thereto, as applicable), Supplier shall give Company at least thirty (30) Days advance written notice of such change. Any change in Supplier’s election shall be effective on the first Day of the Month following the expiration of said thirty (30) Day period. The above initial election and any subsequent change in Supplier’s election must each remain in effect for a period of at least six (6) consecutive Months.

(3)	Supplier shall be responsible for making its own arrangements for the sale and/or transportation of its share of Residue Gas from and at the tailgate of the Plant. The receiving pipeline shall be responsible for the measurement of Supplier’s Residue Gas.

(4)	The provisions attached hereto as Attachment 1 to this Addendum, “GAS NOMINATIONS” shall be applicable when Supplier is taking-in-kind its percentage share of Residue Gas. Company shall timely advise Supplier of any events or circumstances of which Company has knowledge that will cause deliveries of Residue Gas to differ materially from the quantities established and confirmed by Company to the receiving gas pipelines pursuant to the procedures set forth in Attachment 1 (“Available Residue Gas”).

(5)	Should Supplier fail to arrange for receipt and disposition of some or all of the Available Residue Gas from and at the tailgate of the Plant (as required in Subsection (4) immediately above), Company shall have the right, but not the obligation, to market any volumes with regard to which Supplier has not made such arrangements and if Company elects to do so, Company shall pay Supplier the Proceeds from the sale of such volumes of Supplier’s Available Residue Gas at the tailgate of the Plant. Notwithstanding anything in the definition of “Proceeds” in Section A.1, DEFINITIONS, of the General Terms and Conditions (or any other terms in the Agreement) to the contrary, Company shall retain (**) percent (**)% of the total proceeds received by Company from the sale of any portions of Supplier’s Available Residue Gas, provided same was sold in compliance with the terms of this Section 3.B(5), as Company’s fee for marketing such volumes of Residue Gas. The provisions of this Section 3.B(5) shall not be applicable to any volumes of Residue Gas which Supplier is entitled to take-in-kind which Company has not advised are available for Supplier’s receipt; i.e., which are not within the Available Residue Gas volumes.

(6)	Supplier shall account to and pay all Interest Owners for all royalties, overriding royalties, bonus payments, production payments and other payments due on Residue Gas taken-in-kind by Supplier.

(7)	Company shall maintain an “over and short account” for Residue Gas deliveries for Supplier’s account. By no later than the 25th Day of each Month (or the first Business Day thereafter if the 25th is not a Business Day), Company shall send a statement to Supplier which shall identify any over or short deliveries for the preceding Month and the cumulative over and short deliveries to Supplier’s receiving pipeline(s). Company
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and Supplier shall endeavor to keep the over and short volumes as much in balance as possible by making flow adjustments Monthly. Should an imbalance exist when the take-in-kind rights provided for in this Section 3.B terminate, then same shall be settled as follows:
(a)	If Company owes Supplier Residue Gas, Company pay Supplier for such volumes at Supplier’s weighted average sales price received at the Plant for the prior three (3) Months; or

(b)	If Supplier owes Company Residue Gas, Supplier shall pay Company for such volumes at Company’s weighted average sales price received at the Plant for the prior three (3) Months.
C. Parties’ Obligations and Title to Products & Gas – Amendments to Specific Agreement Terms
     During any period that Supplier has elected to take its percentage share of both Plant Products and Residue Gas in kind, pursuant to the above provisions, then the following specific provisions contained in the Agreement shall not be applicable and the following shall be deemed to be substituted therefor during such periods:
SECTIONS 1, 2 AND 3.A. OF THE COMMERCIAL TERMS AND CONDITIONS: Are replaced with the following (and Section 3.B. shall continue in full force and effect):
“1. PARTIES’ OBLIGATIONS
“Subject to the conditions and stipulations set forth in this Agreement, the Exhibits attached hereto and that certain “Special Addendum” to this Agreement (the “Addendum”), executed simultaneously herewith: Supplier agrees to deliver to Company all of “Supplier’s Gas” (as hereinafter defined) and hereby assigns and transfers to Company the exclusive right to Process all such Supplier’s Gas during the Term. Company agrees to gather Supplier’s Gas from the Delivery Points hereunder, Process such Supplier’s Gas in the Plant and redeliver to Supplier the volumes of Plant Products and Residue Gas to which Supplier is entitled under Sections 2.A.and 2.B immediately below, all in accordance with the provisions set forth in this Agreement and in Section 3 of the Addendum.
“2. COMPENSATION TO SUPPLIER
“In consideration for the compensation to be received by Company pursuant to the terms of this Agreement (including, without limitation, that set forth in Section 3 below), and Supplier’s covenants and performance of it obligations set forth in this Agreement, Company shall Process Supplier’s Gas, extract Plant Products therefrom (in the form of Raw Product) and redeliver to Supplier the below stated portions of such Plant Products and Residue Gas as are attributable to and allocated to Supplier’s Gas.
A. Plant Products
Company shall deliver to Supplier, in-kind at the Plant tailgate, (**)% of Supplier’s allocated share of Plant Products (“Supplier’s Plant Products Percentage”). Should Supplier elect to exercise its option for a Renewal Term, as provided for in Section 4 below, during the Renewal Term such Supplier’s Plant Products Percentage shall be (**) percent (**)%.
B. Residue Gas
Company shall deliver to Supplier, in-kind at the Plant tailgate, (**)% of Supplier’s allocated share of Residue Gas (“Supplier’s Residue Gas Percentage”). Should Supplier elect to exercise its option for a Renewal Term, as provided for in Section 4 below, during the Renewal Term such Supplier’s Residue Gas Percentage shall be (**) percent (**)%.
“3. COMPENSATION TO COMPANY
“A. Title to Products & Gas
“As compensation for gathering and Processing Supplier’s Gas hereunder and redelivery of Supplier’s share of Plant Products and Residue Gas, as provided for above, Company shall receive title to, and retain: i) that portion of Supplier’s Allocated Plant Products and Supplier’s Allocated Residue Gas not deliverable to Supplier pursuant to the terms of this Addendum, i.e., the total volumes of same less the Supplier’s Plant Products Percentage and the Supplier’s Residue Gas Percentage; and ii) one hundred
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percent (100%) of all Drip Liquids and any other substances or components attributable to and/or recovered from Supplier’s Gas in connection with the gathering and Processing of same (whether or not same is now or becomes in the future of commercial value). However, the Parties confirm and acknowledge that at all times while Supplier’s Gas is in the possession of Company, Supplier shall retain title thereto, and all Components, Plant Products and Residue Gas contained therein or extracted therefrom, and Company shall only take title to such quantities of same as expressly provided for in this Section 3.A, with title, risk of loss and possession of such quantities passing to Company as and when provided for in Section A.3 of the General Terms and Conditions as amended in the Addendum.”
SECTION A.3. OF THE GENERAL TERMS AND CONDITIONS (WARRANTY AND TITLE): Are replaced with the following:
“A.3. Warranty and Title
Supplier hereby warrants title to all Supplier’s Gas delivered to Company hereunder, the Processing rights associated therewith, all Plant Products, Residue Gas and Drip Liquids recovered and to be recovered therefrom and other substances and components to which Company is entitled pursuant to Section 3.A. of the Commercial Terms and Conditions (as amended by the Addendum) (hereinafter the “Gas Products”). Further, Supplier warrants that Supplier’s Gas, the Processing rights thereto and all Gas Products recovered and to be recovered therefrom are free and clear of all liens, encumbrances and adverse claims, and that Supplier has the right to deliver Supplier’s Gas to Company for Processing, free of all liens, encumbrances and claims of every kind, and Supplier hereby agrees to indemnify and save Company harmless against all claims, demands and causes of action of any kind, together with all losses, damages, costs and expenses (including court costs and reasonable attorney fees) arising out of or in any way resulting from adverse claims to Supplier’s Gas, the Processing rights thereto and/or any Gas Products recovered therefrom. Supplier hereby conveys to Company title to Supplier’s Gas consumed as Fuel in the Gathering System and/or Plant and all Supplier’s Gas which is flared, leaked or otherwise lost in the operation of the Plant and/or the Gathering System, such conveyance to be effective at the time such Supplier’s Gas is so consumed or lost. Title to those portions of Plant Products and/or other Gas Products (excluding Residue Gas) to which Company is entitled under the Agreement shall pass from Supplier to Company as and when such Plant Products and/or other Gas Products are extracted from Supplier’s Gas and title to Company’s share of Residue Gas shall pass to Company at the tailgate of the Plant. If the right or title of Supplier to the Supplier’s Gas and/or any Gas Products or Processing rights is involved in any litigation or other action, Company shall have the right to withhold compensation up to the amount of such claim (including an amount to cover interest, attorneys fees and other costs and expenses to which the claimant may be entitled) during the pendency of such claim or litigation until said title is freed from such question or until, and while, security acceptable to Company is provided.”
4. Interim Settlement Terms
    The Parties acknowledge that the Agreement and this Addendum are being executed subsequent to the Agreement Effective Date and that the Parties have been conducting business under the terms of the Prior Agreement except that Supplier has been receiving, in kind, less than the full volume of Residue Gas to which Supplier would otherwise be entitled under the terms of the Prior Agreement, in anticipation of the lower volumes to which it will be entitled under the Agreement and this Addendum. Therefore, to reconcile the activities of the Parties from the Agreement Effective Date until the end of October 2003, the Parties agree to the following:
A.	As to Residue Gas, the Parties will reconcile any imbalance between the volumes of Residue Gas actually delivered to Supplier from and after the Agreement Effective Date and the volumes to which Supplier is entitled hereunder, giving effect to Section 3.B above, and any such imbalance shall be settled in the manner provided for in Section 3.B(7) above.

B.	As to Plant Products, which Supplier was unable to take in kind prior to execution hereof, Company shall pay to Supplier the Proceeds attributable to Supplier’s Plant Products Percentage with regard to Plant Products attributable to Supplier’s Gas received and purchased under the Agreement for the period from the Agreement Effective Date up to, but excluding, the Take-in-Kind Effective Date. Provided, however, in determining the Proceeds
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attributable to Supplier’s allocated share of the Plant Products, “Proceeds” shall be based on Company’s net weighted average sales price for the applicable Month, such net weighted average sales price being based on the price Company receives from its Affiliated marketer, Dynegy Liquids Marketing and Trade, net of deductions for transportation and fractionation costs (such costs to include, without limitation, fractionation service fees incurred by such Affiliated marketer).
5. System & Plant Capacity Expansions
A. Company’s Initial Obligation To Expand
(1)	Phase V Expansion

To accommodate Supplier’s expected increase in Supplier’s Gas requiring gathering through the Gathering System and processing in the Plant, Company agrees to complete construction and modifications to the Gathering System and the current Plant under the Agreement (which, as of the Effective Date, is the Company’s wholly-owned Chico Gas Processing Plant), or arrange for such construction and modifications to be completed, to expand the gathering capacity of the Gathering System servicing the Dedicated Acreage and the processing capacity of the current Plant under the Agreement, in the following phases (collectively the “Phase V Expansion”).
Chico Plant Phase V Expansion

Nominal Design Capacity (in MMcfd) (1)
		Supplier Projected	East Side	West Side
Sub	Completion	Available Gas (in	Gathering	Gathering	Plant
Phase	Date	MMcfd) (2)	(3)	(4)	Processing
5.1	Eleven (11) Months from and after date of execution of the Agreement and this Addendum	(**)	(**)	(**)	(**)

5.2	December 2004	(**)	(**)	(**)	(**)

5.3	July 2005	(**)	(**)	(**)	(**)

5.4	March 2006	(**)	(**)	(**)	(**)

5.5	January 2007	(**)	(**)	(**)	(**)

Notes to Table:

(n.1)	Capacities referenced are total Gathering System or Plant capacities and should not be construed to imply that Supplier has a firm or first priority right to access; provided, however, that this n.1 shall not limit or modify Supplier’s rights under Section 5.B below.

(n.2)	These volumes are set forth for the limited purposes for which they are expressly referenced in this Addendum and will not constitute a guaranty of delivery volumes by Supplier. The primary purposes for referencing these volumes are: i) to disclose and evidence
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Supplier’s current estimate of total Gas from the Current Dedicated Leases projected to be available for delivery under the Agreement by the respective Completion Dates for each Sub Phase; and ii) to evidence the Parties’ agreement on the minimum volume of Gas deliveries from Dedicated Wells that is necessary to justify the construction and completion of the respective Sub Phases.

(n.3) East Side Gathering includes both the High Pressure System and portions of the Low Pressure System.

(n.4) West Side Gathering is included for reference purposes only.
(2)	Sub Phase Expansion Completion

A particular listed Sub Phase of the Phase V Expansion shall be deemed to be complete when the below described testing, modeling and calculations are performed and demonstrate that the East Side portion of the Gathering System and the Plant have the respective Nominal Design Capacity listed above for that Sub Phase. “Nominal Design Capacity” shall mean a demonstrated capability to gather (at the pressures required under Section 6.A below) and Process, as applicable, the volume of Gas described for such Sub Phase, regardless of whether a volume of Gas equaling such volume is available or was in fact so gathered or processed. Such gathering and processing capabilities shall be deemed to have been demonstrated when the following procedures have been completed:
(i)	For the Gathering System, evidence of completion of modifications to the affected portions of the Gathering System (including, without limitation and by way of example only, installation of additional pipe, replacement of pipe with larger diameter pipe and addition of compression and other equipment which can increase the capacity of same), including completion of required and industry standard integrity testing and Company specified operating tests for all mechanical and electronic equipment, such that the modified Gathering System can be demonstrated by calculation to be capable of carrying the applicable volumes of Gas based on the Design Parameters applicable to the Gathering System expansion.

(ii)	For the Plant, completion of performance tests designed and implemented by Company, or its contractors or other designees, sufficient to demonstrate the Plant’s ability to receive and Process the applicable volume of Gas, based on the Basis of Design parameters applicable to the Plant set forth in the Design Parameters applicable to the Plant expansion.
Any physical tests shall be scheduled for a time when the actual operating conditions closely resemble the applicable Design Parameters. If the Gas volumes, Gas composition, or other operating parameters are significantly different enough from the applicable Design Parameters to not be able to determine if the Gathering System or the Plant, as applicable, is capable of the required capacities for the applicable Sub Phase, as set forth in Section 5.A, then the test shall be rescheduled to a time when the conditions more closely resemble the Design Parameters. Or if it appears the actual conditions will not closely resemble the Design Parameters anytime in the near future the capability of the Gathering System or Plant, as applicable, shall be (i) calculated with regard to the Gathering System and (ii) simulated, with regard to the Plant, through Supplier’s or its contractor’s standard process simulator software using the available performance test data. After the Plant has been simulated, using Company’s normally acceptable range of Product recoveries and the Design Parameters, the Plant capacity shall be calculated using this model and mutually acceptable engineering methods.
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(3)	Excused Expansion Delays & Sub Phase Cancellations

Monitoring of Supplier’s projections and the rights of Company to either delay or cancel a Sub Phase shall be governed by the terms of this Section 5.A(3).
(i)	Supplier’s current projected production of available Gas from the Dedicated Wells agreed by the Parties to be necessary to justify the completion of each Sub Phase (“Sub Phase Volume Requirement”) is set forth in the table in Section 5.A(1) next to each Sub Phase under the column “Supplier’s Projected Available Gas.” Supplier shall keep Company reasonably informed of any changes to Supplier’s production projections and shall notify Company promptly should Supplier develop or receive any data which could reasonably be interpreted as indicating a material negative change or error in either such projected volumes and/or the dates when same are expected to be available for gathering and Processing under the Agreement such that the Sub Phase Volume Requirement for that Sub Phase would not be met by the then current Completion Date for that Sub Phase.

(ii)	Supplier shall update its production projections of expected available Gas, with the best data then available to Supplier, when requested to do so by Company, with such requests generally to be made prior to Company making any major contractual, material or capital commitments to a Sub Phase. In any request for such updated projections, Company shall advise Supplier of the critical dates for Company to make such commitments in order to minimize the risk of delay of the completion of the next Sub Phase beyond the applicable Completion Date.

(iii)	Company shall be entitled to delay a Sub Phase and subsequent Sub Phases if both the following conditions are not satisfied as of the date Company must make any major contractual, material or capital commitments in order to complete that Sub Phase by the then current Completion Date:
(a)	Commencing with Sub Phase 5.2, the average Daily volumes of Gas from all Dedicated Wells, averaged over the most recent Month, equal or exceed the Sub Phase Volume Requirement for the most recently completed Sub Phase; and

(b)	Supplier’s then current projected volumes of all Gas from all Dedicated Wells to be available as of the Completion Date equal or exceed the applicable Sub Phase Volume Requirement.
Such a delay shall continue: until above condition “(a)” is satisfied and, as to condition “(b),” to a date reasonably necessary to allow for completion of same only when the volume of such Gas is then expected to equal or exceed the applicable Sub Phase Volume Requirement. Company shall not be required to proceed with a Sub Phase after such a delay if Supplier’s projections are subsequently modified to reflect that Gas equal to or greater than the Sub Phase Volume Requirement will be available for gathering and Processing under the Agreement but the earliest date for availability of such volumes will be three (3) Years or more after the Original Completion Date therefor.

(iv)	Should any Sub Phase be delayed in compliance with the terms of this Section 5.A(3) the Completion Date shall be extended for a period equal to the period of delay of the subject Sub Phase allowed under the terms of this Section 5.A(3).
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(v)	If Gas from Dedicated Leases is not available for gathering and Processing hereunder in a volume equal to or greater than the Sub Phase Volume Requirement for a particular Sub Phase by the third (3rd) anniversary of the original scheduled Completion Date for such Sub Phase, Company may then permanently cancel such Sub Phase and all subsequently scheduled Sub Phases immediately upon written notice to Supplier.
(4)	Unexcused Expansion Delays – Supplier Remedies
(a)	(**)

(**)

(**)

(b)	Other Remedies

Subject to the provisions in Section 10, should Supplier serve a notice of default on Company with regard to an Unexcused Expansion Delay and Company has failed to cure same by the latter of ninety (90) Days after the applicable Completion Date or thirty (30) Days after Company’s receipt of Supplier’s written notice of default, Supplier shall have the following remedies available in addition to the monetary compensation set forth in Section Error! Reference source not found.:
(i)	the right to compel Company’s specific performance of its obligations under this Section 5.A to complete the applicable Sub Phase; and

(ii)	seek recovery of Supplier’s direct and actual damages arising from such default by Company accruing from and after the date of default and not the date of Supplier’s notice regarding same.
Should Company fail to cure the default by one (1) Year after the Completion Date, then Supplier shall have the additional right to contract with third parties to gather and Process all or any portion of Supplier’s Gas committed under the Agreement, and such volumes as are thereafter diverted to such a third party gatherer shall be released from the Agreement; and/or to terminate the Agreement partially or in its entirety.
B.	Capacity Availability
(1)	Company’s Obligations
Regardless of any compensation to Supplier provided for in Section 5.A above for any delays in completion of the Phase V Expansion, commencing with January 2007, Company shall be obligated to make available sufficient capacity in the Gathering System and Plant, or arrange for such capacity to be made available at the Plant, to
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enable the gathering and processing of a Daily volume of Gas from the Dedicated Wells equal to the “Delivery Volume,” averaged over any one Month. The “Delivery Volume” shall be equal to the Sub Phase Volume Requirement for the last and highest volume Sub Phase which Company is then obligated to have completed by January 2007 (after giving effect to any delays and/or cancellations of any Sub Phases pursuant to Section 5.A(3)). Such Delivery Volume shall thereafter be adjusted upward upon the adjusted Completion Date for any subsequent Sub Phases which Company is obligated to complete after January 2007, with the Delivery Volume to thereafter be the Sub Phase Volume Requirement for that subsequent Sub Phase. Provided, however, Company shall not be in default of its obligations hereunder if any of the following are the cause of Supplier’s inability to deliver or Company’s inability to receive the Delivery Volume into the Gathering System:
(i)	Supplier does not have a volume of Gas equal to or greater than the Delivery Volume available for, or capable of, delivery to Company for reasons other than (a) insufficient Gathering System and/or Plant capacity or (b) Gathering System pressures at the Delivery Points being in excess of the applicable Maximum Gathering Line Pressure;

(ii)	Supplier delivering a volume of Gas sufficiently in excess of the Delivery Volume so as to increase the prevailing operating pressures on the Gathering System to pressures in excess of the applicable Maximum Gathering Line Pressure; or

(iii)	The then prevailing pressures on the Gathering System are in excess of the applicable Maximum Gathering Line Pressure due to Supplier’s demanding Company to provide Low Pressure Service pursuant to Section 9 in a particular manner which Company advised Supplier, in writing prior to the provision of such service, could result in excessive operating pressures on the Gathering System. The exception provided in this Subsection (iii) shall not apply after such an Alternative Low Pressure Service project is in service for at least one full Month and such service does not cause the prevailing pressure on the Gathering System to exceed the applicable Maximum Gathering Line Pressure during such Month, averaged over that Month.
(2)	Supplier Remedies

Should Company not be in compliance with its obligations hereunder, Supplier shall provide written notice to Company of same and Company shall have ninety (90) Days from and after the date of Company’s receipt of such notice to remedy such non compliance (excluding delays caused by events of Force Majeure or acts or omissions of Supplier or Supplier’s Affiliates). Should Company thereafter continue to be in non- compliance with this provision, Company shall be deemed to be in default hereunder and Supplier shall have the following remedies with respect to such default:
(i)	the right to compel Company’s specific performance of its obligations under this Section 5.B;

(ii)	seek recovery of Supplier’s direct and actual damages arising from such default by Company accruing from and after the date of default and not the date of Supplier’s notice regarding same; and
Should Company fail to cure the default by one (1) Year after the date of default, then Supplier shall have the additional right to contract with third parties to gather and Process all or any portion of Supplier’s Gas committed under the Agreement, and such
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volumes as are thereafter diverted to such a third party gatherer shall be released from the Agreement; and/or to terminate the Agreement partially or in its entirety.
C.	Force Majeure, Supplier Caused Delays & Residue Gas Constraints

In addition to the delays and/or cancellations of a Sub Phase allowed pursuant to Section 5.A(3) above, the time periods governing Company’s performance of its obligations set forth in various portions of Sections 5.A and 5.B shall be extended for the period of any delay in a cure caused by (a) a force majeure event (which shall be governed by Section A.24 of the General Terms and Conditions); or (b) a delay, breach, act or omission to act of Supplier or any act or omission of any of Supplier’s Affiliates; or (c) curtailments of Gas deliveries into the Gathering System due to insufficient capacity being available, for any reason, in the pipelines accepting redeliveries of Residue Gas from the tailgate of the Plant, such that all available Gas cannot then be processed due to such Residue Gas redelivery constraints. Parties acknowledge that the above specific reference to the applicability of force majeure events as qualifying Company’s time for performance under this Section 5 shall not be construed to, and shall not, limit the legal effect of force majeure events on any of the Parties’ other respective obligations under the Agreement and this Addendum.

6.	Delivery Pressures

A.	Maximum Pressures

The Gas shall be delivered by Supplier at the Delivery Point(s) at a pressure sufficient to enter the Gathering System against the pressure maintained therein from time to time; provided however:
(i)	the Company will maintain the Low Pressure System such that the pressure of the Low Pressure System at each Delivery Point delivering to same shall not exceed (**) (**) PSIG, when averaged over any Month, it being understood that such operating pressures may fluctuate substantially within any one Month; and

(ii)	the Company will maintain its High Pressure System such that the pressure of the High Pressure System at each Delivery Point delivering to same shall not exceed (**) (**) PSIG, when averaged over any Month, it being understood that such operating pressures may fluctuate substantially within any one Month; and

(iii)	with regard to any Delivery Point on the High Pressure System for which Company is providing Low Pressure Service, in the manner contemplated by Section 8.A(2) (in lieu of physical transfer of same to the Low Pressure System), the Company will maintain the pressure at that Delivery Point such that it shall not exceed (**) (**) PSIG, when averaged over any Month, it being understood that such operating pressures may fluctuate substantially within any one Month.
The maximum pressures established in (i), (ii) and (iii) immediately above are hereinafter each referred to as the “Maximum Gathering Line Pressure.” In no event shall Supplier deliver Supplier’s Gas at a pressure in excess of the maximum allowable operating pressure of the Gathering System.

B.	Supplier Remedies

Other than Company’s obligations to complete capacity expansions to comply with its obligations under Section 5, this Section 6.B, sets forth Supplier’s sole remedies for excessive line pressures at any Delivery Points on the Gathering System.
(1)	Notice & Cure: If the actual average Monthly pressure at a Delivery Point exceeds the applicable Maximum Gathering Line Pressure on an average Daily basis over any one (1) Month, Company shall have a period (the “Delivery Pressure Cure Period”) within
Section 6
Delivery Pressures

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 17
which to complete a cure of such excessive pressure condition, such period extending from and after the date of Company’s receipt of a written notice or demand for cure by Supplier (“Notice Date”) to the end of the first full Month the first Day of which is sixty (60) or more Days after such Notice Date. Any such excessive pressure condition shall be cured or remedied for purposes of this Section 6 when the actual average Monthly pressure at a Delivery Point does not exceed the applicable Maximum Gathering Line Pressure on an average Daily basis over any one (1) Month.

(2)	Failure to Cure: If such condition has not been so remedied by the end of the Delivery Pressure Cure Period, as prescribed above, then effective as of the Notice Date and until the earlier to occur of (i) such condition being cured by Company in the manner required in (1) immediately above; or (ii) (**) .

(3)	Exceptions: Company shall not have any liability for, and the above remedies shall not be available to Supplier, to the extent any excessive pressure condition arises from: (i) a force majeure event (which shall be governed by Section A.24 of the General Terms and Conditions attached hereto); (ii) any delay, breach, act or omission to act of Supplier or any act or omission of any of Supplier’s Affiliates; or (iii) the then prevailing pressure on the Gathering System is in excess of the Maximum Gathering Line Pressure provided for in Section 6.A above due to Supplier’s demanding Company to provide Alternative Low Pressure Service pursuant to Section 9 in a particular manner which Company has advised in writing prior to the provision of such service could result in excessive operating pressures on the Gathering System, or (iv) from insufficient capacity being available, for any reason, in the pipelines accepting deliveries of Residue Gas from the tailgate of the Plant, such that all available Gas cannot then be processed due to such Residue Gas delivery constraints. Such exception as provided in (iii) above shall not apply after such an Alternative Low Pressure Service project is in service for one full Month and such service does not cause the prevailing pressure on the Gathering System to exceed the applicable Maximum Gathering Line Pressure during such Month, averaged over that Month.
7.	New Well Connections

A.	Notice & Time to Connect
     Company shall be obligated to extend the existing Gathering System to connect any newly completed wells within the Dedicated Area after receipt of a written notice (the “Connection Notice”) from Supplier that sets forth: (i) a date (the “Readiness Date”) on which Supplier represents the well will be ready for connection to, and delivery of Gas into, the Gathering System; (ii) the Supplier’s projected production rate and pressures expected to prevail after connection to the Gathering System; and (iii) Supplier’s determination of whether the new well is to be connected to the High Pressure System or the Low Pressure System. Supplier shall not send the Connection Notice until Supplier has received and accepted a Texas Railroad Commission drilling permit pursuant to which Supplier intends to drill the well. Subject to any events of force majeure (which will be governed by Section A.24 of the General Terms and Conditions), such connection shall be completed by the latter of (i) (**) Days after Company’s receipt of Supplier’s Connection Notice if the noticed Readiness Date is within that (**) day period; or (ii) the Readiness Date set forth in such Connection Notice. (**) Supplier shall be responsible for obtaining and delivering to Company, as promptly as administratively feasible, the appropriate Texas Railroad Commission form indicating authorization for the connection of the newly connected well.
B.	Wellhead Pressures
     All new wells shall be connected to the High Pressure System unless Company determines, in its sole but reasonable judgment made only after consulting with Supplier, that the anticipated
Section 7
New Well Connections

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 18
volumes and Delivery Point pressures for such new well are such as to make such a connection inadvisable and in such case the new well will be connected to the Low Pressure System.
C.	Costs to Connect
(1)	Company shall bear the entire Connect Costs for new wells connected pursuant to Section 7.A above if both: (i) Supplier’s Gas commences flowing through such new connection within ninety (90) Days of Company’s completion of the connection; and (ii) the total “Available Gas” (as defined in Section 7.C(4) below) from such well, after completion of the new connection, equals at least (**) Mcf per Day for each one mile of pipeline installed to complete such connection with a shut-in wellhead pressure of at least (**) PSIG.

(2)	Supplier shall bear all Connect Costs incurred by Company, and reimburse Company for same, if the conditions for Company to bear 100% of same set forth in Section 7.C(1) above are not satisfied and either: (i) the Available Gas from such well is less than (**) Mcf per Day for each one mile of pipeline installed to complete such connection; or (ii) if the shut-in wellhead pressure of the well is less than (**) PSIG.

(3)	If a new well has a shut-in wellhead pressure of at least (**) PSIG but the Available Gas therefrom is equal to or greater than (**) Mcf per Day but less than (**) Mcf per Day (both per each mile of pipeline installed to complete the connection), then Supplier shall reimburse Company a prorated portion of all Connect Costs incurred by the Company with regard to such well, with Supplier’s prorated share of same being determined as follows: (x) divide the total Available Gas by the number of miles of the pipeline installed (“MCF Per Mile”); (y) divide the MCF Per Mile by (**) and then deduct the result of same from 1.0 (“Supplier’s Share”); and (z) multiply the total Connect Costs by such Supplier’s Share.

(4)	“Available Gas,” for the purposes of this Section 7, shall be determined based on the actual average daily volumes of Gas delivered to the new Delivery Point during the first 30 Days after the first date of flow of Gas therefrom into the Gathering System.

(5)	If any of the Available Gas is attributable to a Production Interest in a Dedicated Well other than those dedicated to the Agreement as listed in listed in Exhibit B to the Agreement under “Current Dedicated Wells,” and any of the Gas attributable to such non-dedicated Production Interests is diverted by the Production Interest Owner during the first (**) Years from and after the date of connection (“Cost Recovery Period”) of same to the Gathering System, Supplier shall reimburse Company for the Connect Costs incurred by Company in connection with such well, based on the following formulae:
(i)	If the actual volume of Gas gathered and Processed by Company from the subject well during the Cost Recovery Period equals or exceeds the “Payout Volume” then Supplier shall not be obligated to make such reimbursement, with the “Payout Volume” being equal to (**) Mcf multiplied by the number of miles of pipeline installed to complete such connection (to the nearest tenth of a mile), and the result thereof being multiplied by the number of Days in the Cost Recovery Period.

(ii)	If the minimum volume requirement in (i) immediately above is not met, Supplier shall reimburse Company a pro-rated portion of the Connect Costs for such well based on the following: Supplier’s reimbursement shall be that percentage of Connect Costs as is equal to the percentage calculated by
Section 7
New Well Connections

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 19
dividing the volume of Gas actually received during the Cost Recovery Period by the Payout Volume.
(6)	Any Connects Costs for which Supplier is responsible pursuant to the above terms shall be reimbursed by Supplier after receipt of an invoice with supporting documentation from Company, which shall be rendered and payable in compliance with the terms of Section A.7 of the General Terms and Conditions.
8.	Low Pressure Service

A.	Company Obligations
(1)	At any Delivery Points now or hereafter connected to the High Pressure System, Company, (**) . Supplier shall be notified of Company’s intention to transfer a connection of well to the Low Pressure System prior to doing so and Supplier may direct Company to not complete such a transfer if Supplier advises that the lower pressures from the well will not continue but are a temporary condition.

(2)	Alternatively, Company may, in its sole discretion, elect to provide Low Pressure Service to such Delivery Point by providing additional compression to the Delivery Point on the High Pressure System to maintain a pressure at the Delivery Point therefor at the Maximum Gathering System Pressure required for Low Pressure Service and the pressure at such Delivery Point shall be reduced and maintained by Company in compliance with the terms of Section 6.A(iii) above. If Company so elects to provide compression in lieu of physical transfer of a well to the Low Pressure System, same shall be accomplished within the same time period as required in Section 8.A(1) above for physical transfers to the Low Pressure System.

(3)	Effective the first Day of the first full Month following the Month in which Low Pressure Service commences for a Delivery Point pursuant to either of the above Subsections (1) or (2) of this Section 8.A, Company shall be entitled to charge and receive the Low Pressure Fee set forth in Section 3.B. of the Commercial Terms and Conditions for each MMBtu of Supplier’s Gas received through such Delivery Point thereafter. Should Company elect, as provided above, to provide Low Pressure Service through the use of compression of Gas at the Delivery Point, rather than direct connection to the Low Pressure System, the Low Pressure Gathering Fee shall be charged and received by Company on each MMBtu of Supplier’s Gas received at such Delivery Point regardless of the extent to which any provided compression is actually needed to compress any of Supplier’s Gas to allow it to enter the Gathering System.

(4)	Company shall not be required to convert a Dedicated Well or Delivery Point to Low Pressure Service if same was connected to the High Pressure System, pursuant to Section 7 above, within the preceding sixty (60) Days.
B.	Supplier’s Remedies

Should Company fail to initiate new Low Pressure Service for a Delivery Point pursuant to its obligations under Section 8.A above by the Low Pressure Conversion Date, (**) :
(i)	(**);

(ii)	(**); and

(iii)	(**).
Section 8
Low Pressure Service

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 20
C.	Parties Obligation to Cooperate
     The Parties recognize that unlimited transfers of Delivery Points from the High Pressure System to the Low Pressure System over short time periods could result in the affected portions of the Low Pressure System, and portions downstream of same, being incapable of being operated within the delivery pressure specifications required under Section 6.A(i) above for a commercially reasonable cost. Additionally, Supplier acknowledges that physical extensions of the Low Pressure Gathering System to Delivery Points then connected to the High Pressure System, as well as acquisition of surface rights for placement of compression equipment and facilities, may require acquisition of rights of ways and other surface use rights from third party landowners over which Company will have no control and concerning which Company does not possess the right of condemnation and inability to obtain same can, in certain instances, result in an event of force majeure (as described in Section A.24 of the General Terms and Conditions).
     Therefore, the Parties agree to cooperate in good faith to mutually formulate Low Pressure Service transition plans for Delivery Points with declining delivery pressures so as to use the most efficient means of gathering the Supplier’s Gas for the purpose of efficiently maximizing Supplier’s production while minimizing, to the extent reasonably feasible, disruptions to the operation of the Gathering System and the pressure at the other Delivery Points thereon.
     Provided, however, this Section 8.C is intended only to impose an obligation for the Parties to exert proper good faith efforts in planning the transition of wells to Low Pressure Service and unless an alternative is agreed to by the Parties in writing pursuant to the planning process contemplated above, Company’s obligation under Section 8.A above shall not be limited by the provisions of this Section 8.C and time periods for Company’s performance of its obligations thereunder shall not be deemed to have been modified or extended by the provisions of this Section 8.C.
9.	Alternative Low Pressure Service
     Should Supplier desire Low Pressure Service to be provided in a manner other than as set forth in Section 8.A above, Supplier may request in writing that Company prepare and present alternative plans for provision of Low Pressure Service to one or more Delivery Points then delivering into the High Pressure System. Within fifteen (15) Days after receipt of Supplier’s written request, Company shall present a plan to Supplier to provide such alternative Low Pressure Service for the subject Dedicated Wells and/or Delivery Points. As a part of such plan, Company shall give written notice of whether it is willing to provide such alternative Low Pressure Service based on either or both of the following two options:
(i)	Company converts the subject Delivery Points to Low Pressure Service at Company’s sole cost and expense and collects the Low Pressure Gathering Fee for Supplier’s Gas delivered therefrom after such conversion; or

(ii)	Company converts the subject Delivery Points to Low Pressure Service, bearing only (**) percent (**)% of the Connect Costs incurred in connection with such conversion (both initially and on a continuing basis for any Connect Costs that will be incurred on an on going basis), with Supplier bearing the remaining (**) percent (**)% thereof, in which case Company shall forego the collection of, and waive Supplier’s obligation to pay, the Low Pressure Gathering Fee for Supplier’s Gas delivered therefrom after such conversion.
Company may not be required to submit a proposal for such alternative Low Pressure Service for conversion of a Dedicated Well or Delivery Point to Low Pressure Service if same has been connected to the High Pressure System for less than sixty (60) Days. To the extent Company is entitled to reimbursement by Supplier for any Connection Costs, Company shall invoice therefor, and same shall be payable by Supplier, in accordance with Section A.7 of the General Terms and Conditions.
Section 9
Alternative Low Pressure Service

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 21
10.	Limitations

A.	Partial Election of Remedies & Cumulative Remedies
     To the extent Supplier elects to divert volumes of Supplier’s Gas to third parties for gathering and/or elects to terminate the Agreement in whole or in part pursuant to its remedies set forth in Section 5.A(4)(b), Section 5.B(2) Section 8.B(iii), Supplier may not seek specific performance with regard to the volumes of Gas subject to such third party gathering and/or terminations. Otherwise, Supplier’s above described remedies shall be cumulative and not exclusive; provided, however, that direct economic damages may be recovered only once regardless of whether same are claimed to be recoverable under multiple sections of the Agreement and/or this Addendum or are otherwise claimed to have been caused by multiple breaches of the terms of the Agreement and/or this Addendum; including, without limitation, Sections 5.A and 5.B. Additionally, should Supplier elect to divert Gas to third parties for gathering and/or terminate the Agreement in whole or in part pursuant to the remedies set forth in such sections of this Addendum, Company shall not thereafter be obligated to complete any additional Sub Phase or make modifications to the Gathering System and/or Plant to provide the Delivery Volume if the volumes of Supplier’s Gas still available for gathering and Processing under the Agreement after giving effect to such diversions and/or terminations will not equal or exceed, respectively, either (i) the Sub Phase Volume Requirement for the subject Sub Phase or (ii) the Delivery Volume.
B.	No General Duty to Expand or Modify
     Sections 5 through 9 of this Addendum, inclusive, set forth the sole and exclusive obligations pursuant to which Company is obligated to make modifications to the Gathering System or Plant to accommodate Supplier’s Gas or any other Gas produced from the Dedicated Wells and Company shall not be otherwise obligated to increase the available capacity of the Gathering System and/or the Plant, or otherwise modify same, based on any other duty implied from any other provisions of this Addendum or the Agreement or claimed to arise under any express or implied duties under any applicable law; including, without limitation, any claimed duty to expand or modify such facilities, other than as required in such Sections of this Addendum, to accommodate any Supplier’s Gas in excess of the Delivery Volume.
C.	Damages Limitations
     Notwithstanding anything to the contrary in this Addendum or the Agreement, a Party’s damages resulting from a breach or violation of any covenant, condition or provision contained in this Addendum or the Agreement by the other Party shall be limited to actual direct damages, and neither Party shall be entitled to recover from the other Party any other damages for such breach or violation, including, without limitation, indirect, special, consequential, incidental or punitive damages, unless the Party seeking reimbursement for such damages is legally required to pay same to a Third Party.
     With regard to recovery of actual and direct damages under any express remedies set forth in this Addendum and/or the Agreement or alleged to arise otherwise under applicable law, Company’s obligations hereunder are understood to be limited to direct and actual damages incurred by Supplier which shall not be construed nor implied to be equivalent or similar to and damages based on an obligation to either take or pay for any curtailed volumes of Supplier’s Gas and Supplier’s damages arising from volumes of Supplier’s Gas being curtailed as a result of any breach or default by Company hereunder shall be limited to loss of market value arising from delay in production, time value of delays in production revenues to the extent arising from production and sales delays caused by Company’s default under these provisions, or value of any Supplier’s Gas shown to be permanently incapable of production to the extent same is shown to be directly caused by Company’s default hereunder.
Section 10
Limitations

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 22
11.	Changes to Exhibit A – General Terms and Conditions

The General Terms and Conditions (Exhibit A to the Agreement) are amended as follows:

A.	Deleted Provisions

The following provisions are deleted in their entirety, hereafter left blank intentionally, and the remaining sections thereafter are not renumbered but shall retain their current numbers and headings:
(i)	A.18. Reserve Information

(ii)	A.19. Uneconomic Gas

(iii)	A.20. Unacceptable Plant Economics
B.	Amended Provisions

Section A.13 (Flush Gas and Curtailment Conditions) in Exhibit A to the Agreement is deleted in its entirety and the following is substituted therefor:
A.13. Flush Gas and Curtailment Conditions
A “Flush Gas Condition” exists whenever the Gathering System, if any, utilized to deliver Gas to the Plant and/or the Plant is of insufficient capacity to gather and/or Process all of the Gas connected thereto. During any period when a Flush Gas Condition exists, Company shall take Supplier’s Gas ratably as to quantity with all other Gas of the same quality connected to the Plant, but shall not be obligated to take any quantities of Gas in excess of such prorated volumes. Provided, however, if the Flush Gas Condition is a result of a breach by Company under its obligations under Section 5 (System & Plant Capacity Expansions) of that certain “Special Addendum” to the Agreement executed between the Parties simultaneously with this Agreement, the provisions of this paragraph shall not limit Supplier’s remedies for any such a breach as same are set forth in that Section 5.
During any periods of curtailment by Residue Gas and/or Products purchasers or transporters (a “Curtailment Condition”), Company shall only be obligated to take Supplier’s Gas to the extent that such Residue Gas and/or Product purchasers or transporters are taking Residue Gas and/or Products.
Section A.22 (Post Termination Deliveries) both in Exhibit A to the Agreement and as amended in Exhibit E thereto, is deleted in its entirety and the following is substituted therefor:
A.22. Post Termination Deliveries
In the event this Agreement terminates or is otherwise cancelled or terminated, and Company for any reason continues to accept deliveries of Supplier’s Gas, in the absence of another agreement in writing such transactions will be on a Day to Day basis under the same terms and provisions as otherwise set forth in this Agreement, except that Company may, at its option and in lieu of the original values set forth in Sections 1 and 2 of the Commercial Terms and Conditions, elect to pay and charge alternative compensation as follows:

•	Supplier’s Plant Products Percentage:	(**) Percent (**)%

•	Supplier’s Residue Gas Percentage:	(**) Percent (**)%

•	Low Pressure Gathering Fee:	(**) Cents (**¢) ($**) per MMBtu
Any of the above elections by Company may be exercised as to any or all of the Delivery Points hereunder and Company may modify its election of the above alternative compensation effective on the beginning of any Month upon ten (10) or more Days written notice.
Neither Company’s continuing to accept delivery of Supplier’s Gas on a Day to Day basis nor Company’s election of alternative compensation for any post-termination or post-cancellation deliveries shall be construed to be, and shall not operate as, an agreement by Company to extend or renew this Agreement on such terms or on any other terms, and Company may simultaneously pursue whatever administrative or other legal proceedings may be required to allow Company to cease taking deliveries of Gas hereunder.
No written communications by Supplier contrary to the provisions of this Section A.22 shall be enforceable; including (without limitation) any written offers or counter-offers purporting to create an obligation on Company to accept the terms thereof, or implying an acceptance of same by Company, should Company continue to accept delivery of Supplier’s Gas after a given date or given period of time thereafter.
The effective date of this Addendum is August 1, 2003.
All other provisions of the Agreement shall remain in full force and effect.
(Remainder of Page Intentionally Left Blank – Signature Page Follows)
Section 11
Changes to Exhibit A — General Terms and Conditions

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 23

Accepted and Agreed to:	Accepted and Agreed to:

Burlington Resources Oil & Gas Company LP	Dynegy Midstream Services, Limited Partnership
By: BROG GP Inc., its sole General Partner	By: Dynegy Midstream G.P., Inc.,
its General Partner

By:	By:

Printed Name:	Printed Name:	Clark White

Title:	Title:	V. P. and Region Manager

Date:	Date:

Supplier’s Federal Tax ID Number: 74-2986507	Dynegy’s Federal Tax ID Number: 760507891
Address	Address
5051 Westheimer, Ste. 1400	1000 Louisiana Suite 5800
Houston, TX 77056-5604	Houston, TX 77002

Accepted and Agreed to:
Burlington Resources Trading Inc.

By:

Printed Name:

Title:

Date:

Federal Tax ID Number: 84-0890010
Address
5051 Westheimer, Ste. 1400
Houston, TX 77056-5604
Signature Page

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 24
Attachment 1 – Gas Nominations
To
Special Addendum to Gas Gathering and Purchase Agreement
A.	General Provisions
     The following shall establish the procedures and practices of the Parties with regard to Supplier’s nominations regarding: (i) volumes of Gas to be received at the Delivery Points for gathering and Processing by Company; and (ii) volumes of Residue Gas to be delivered for Supplier’s account to the point of interconnection between the Plant tailgate and the receiving natural gas pipelines (“Redelivery Points”).
(1)	Company’s Duties
     Company agrees to be responsible for confirmation of Residue Gas volume nominations and delivery of Residue Gas to the transporting pipeline at the Redelivery Point. In performing such duties, Company shall act in accordance with the below terms. However, the Parties acknowledge that Company does not have control over the pipelines’ final allocation of volumes of Gas among parties shipping at the Redelivery Points (which are governed by such shipper’s arrangements with that pipeline, over which Company has no control) and the below only governs Company’s actions in confirming Company’s understanding of the proper allocation of such volumes of Residue Gas, and Redelivery Point capacity, among the various shippers delivering Gas at such a Redelivery Point. Therefore, the below terms do not guaranty or assure Shipper that the transporting pipeline(s) will honor Company’s confirmations.
(2)	Basis for Confirmations & Imbalances
     Under no circumstances shall Company be required to confirm or deliver more than the estimated available volume of Supplier’s share of Residue Gas, as reasonably determined by Company, which will be based on both (a) the historical production volumes (primarily considering the latest three Months of production) and (b) projected new volume deliveries expected to commence during the Month (based on reasonably sufficient evidence of same as required by Company). Any imbalance between the volumes of Supplier’s Residue Gas available for redelivery at the Redelivery Points and the volumes of such Gas actually delivered at the Redelivery Point shall be handled in accordance with the provisions set forth in Section 3.B(7) of the Addendum.
(3)	Residue Gas Nominations – Contents
     All Residue Gas nominations shall include, but not be limited to, the name of transporter, name of purchaser, Transportation Service Contract Number, name and phone number of Supplier’s Gas Control Contact, the nominated quantity of Gas that will be delivered by Supplier at the Delivery Point, nominated quantity for redelivery at the Redelivery Point, and the effective dates of flow.
B.	First of Month Nominations:
     With regard to nominations to be effective as of the first of a Month, made and to be confirmed prior to the first of such Month, the following provisions shall be applicable:
(1)	Supplier shall provide Company with a written nomination of the volume per Day of Gas that it desires Company to receive at the Delivery Points during the Month of delivery and the volume of Supplier’s share of Residue Gas to be subsequently redelivered to the respective transporting pipeline(s). Such nomination shall be due from Supplier via facsimile transmission, or other mutually agreeable method, on or before the earlier of (a) two (2) Business Days prior to the beginning of the Month of delivery; or (b) at least twenty-four (24) hours before nominations to the downstream
Attachment 1 — Gas Nominations

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 25
pipeline utilized by Supplier to transport Supplier’s allocated share of Residue Gas from the Redelivery Point are due.
(2)	If nominations received by Company for a particular Redelivery Point exceed the capacity of such Redelivery Point due to Company’s redelivery constraints, Company shall confirm nominations for such Redelivery Point to the applicable pipeline using a prorata allocation of the capacity at same based on Company’s then current good faith estimate of each nominating parties’ respective share of Residue Gas as a percentage of all Residue Gas being produced at the Plant.
C.	Daily Nominations/Intra-Month Changes to Nominations
(1)	After confirming Redelivery Point nominations at the beginning of any Month, Company will neither initiate nor confirm changes to nominations if such action would cause a reduction in the capacity that has been allocated to and is being used by Supplier except in the instance of: (i) Supplier having changed its nominations so as to have reduced or terminated its then current nominations for a particular Redelivery Point; or (ii) pipeline curtailments or other constraints on the operating capacity of a Redelivery Point, in which case Company’s confirmations to the receiving pipeline shall be allocated in the manner described in Section C.(3) of this Attachment 1 below.

(2)	If capacity at a Redelivery Point is available after giving effect to all first of Month nominations, as provided for in Section B. and modified by Section C(1) of this Attachment 1 above, and Company thereafter receives additional nominations in excess of such excess capacity then available, due to Company’s redelivery constraints, then Company shall confirm to the applicable pipeline nominations using a prorata allocation of such excess capacity based on each nominating parties’ new nomination for such excess capacity at that Redelivery Point as a percentage of all such new nominations for that excess capacity.

(3)	If access to any Redelivery Point on any Day during a Month for which nominations have already been confirmed becomes constrained, due to Company’s redelivery constraints, to a level below the total of all then current nominations for same, Company shall confirm to the pipelines an allocation of the reduced capacity at such Redelivery Point using a prorata allocation based on each nominating party’s then current nomination as a percentage of all nominations then in effect for that Redelivery Point.
D.	On-Going Reporting:
     Supplier shall timely notify Company in writing of any material changes in volume of Gas to be received at the Delivery Points or a change in the designated pipeline carrier for its Residue Gas upon Supplier’s knowledge of such changes. Except where arising from a force majeure event, should Company, at any time, not Process substantially all of the Gas delivered to Company by Supplier, Company will advise Supplier as soon as reasonably possible, and in no instance less than 24 hours prior to the nomination deadline for the receiving pipeline for the next flow Day, in order that Supplier may make proper nomination adjustments with Supplier’s designated pipeline carrier; unless Company is notified by the pipeline that any imbalance needs to be corrected immediately, in which case Company shall notify Supplier in sufficient time to allow adjustments to be made in the next scheduling cycle.
E.	Pipeline Penalties:
     Unless caused by Company’s improper actions (which shall not include operating imbalances equal to or less than two percent (2%) of confirmed nominations or Company taking any action which
Attachment 1 — Gas Nomination

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 26
it is entitled to take under the terms of the Agreement), Supplier shall be solely responsible for any penalties or imbalance charges assessed by the receiving/transporting pipelines.
     Provided, however, if Company over or under delivers Residue Gas in volumes in excess of the above referenced 2% operating imbalance tolerance to a receiving pipeline with which Company does not have an Operational Balancing Agreement in effect (hereinafter “Non-OBA Pipeline”), Company shall be responsible for penalties and imbalance charges, if any, assessed on Supplier by such receiving pipeline and, additionally, shall reimburse Supplier any proven, actual and direct monetary damages incurred by Supplier as a result of such over or under delivery of Residue Gas; including, without limitation, reasonable attorneys fees should Company refuse to pay any amounts properly invoiced by Supplier hereunder which are ultimately recovered by Supplier from Company through settlement, voluntary payment, judgment or otherwise. With regard to Company’s liability to Supplier under this paragraph, Company shall only be responsible for penalties, imbalances and such actual and direct damages to the extent they relate to volumes of Residue Gas in excess of the 2% operating imbalance tolerance. Supplier shall use commercially reasonable efforts to mitigate its damages arising from any imbalance within the scope of this paragraph to which Supplier is responding; including, without limitation, in connection with any of Supplier’s efforts to dispose of excess Residue Gas or purchase replacement Residue Gas. To be reimbursed for any pipeline penalties, imbalance charges and/or any such damages recoverable from Company under the terms of this paragraph, Supplier must present an invoice with supporting documentation sufficient to evidence all such amounts incurred by Supplier as a result of the over or under delivery in question by six (6) Months after the date on which the imbalance arose to which the penalties, charges or damages in question relate or ninety (90) Days after same were incurred by Supplier, whichever is later. Any invoice properly rendered hereunder shall be due and payable by Company within thirty (30) Days of Company’s receipt thereof. Company shall have the right to audit the accuracy of such invoice and the supporting documentation for a period of twenty-four (24) Months from and after Company’s receipt thereof. Company shall not be responsible for any penalties or charges which were improperly assessed by the pipeline in question and which Supplier voluntarily paid. The terms of this paragraph shall not be applicable to any over or under delivery arising from an event of force majeure, as defined in the Agreement.
Attachment 1 — Gas Nomination

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 27
Attachment 2 – Phase V Expansion Basis of Design
To
Special Addendum to Gas Gathering and Purchase Agreement
A.	Inlet Flow Rate to Plant

	Design	Design
	Cyro Plant II	Cyro Plant I
Gas, MMcfd	150	100

Hydrocarbon liquid, bpd	none	none

Produced water, bpd	none	none
B.	Inlet Pressure and Temperature to Plant

	Pressure, psig	Temperature, °F	Pressure, psig	Temperature, °F
	Cyro II	Cryo II	Cyro I	Cyro I
Design operating	765	75 to 105	765	75 to 105

Minimum operating	765	75	765	75

Maximum operating	800	105	800	105

Mechanical design	1,100	—	900	—
C.	Inlet Composition to Plant

Component	Mol Percent	Mol Percent
	Cyro II	Cyro I
Nitrogen	2.142	2.640
Carbon dioxide	0.023	0.380
Methane	78.729	76.200
Ethane	10.461	10.290
Propane	5.432	6.360
Isobutane	0.734	0.700
Normal butane	1.442	1.730
Isopentane	0.320	0.680
Normal pentane	0.288	0.680
Hexanes plus	0.429	0.340
Total	100.000	100.00

Trace components:
* Total CO2	<1.000	<1.000
Water	10 lbs per MMcf	Saturated
Propylene	Nil	Nil
Butylenes	Nil	Nil
BTEX	Nil	Nil
Hydrogen sulfide	Nil	Nil
Mercaptans	Nil	Nil
Other sulfur species	Nil	Nil
Oxygen	5 ppmv	5 ppmv

*	NOTE – Total CO2 before treater.
Attachment 2 — Phase V Expansion Basis of Design

Special Addendum to Dynegy Contract No. 014904 — Ref. No. 095	Page 28
D.	Gathering – East Side
(1)	Pressure and Volume

	Suction	Discharge
	Pressure	Pressure	Volume
Location	(psig)	(psig)	(MMcfd)
Bryan	(**)	(**)	(**)
Denton	(**)	(**)	(**)
Sitz Low Pressure	(**)	(**)	(**)
Sitz High Pressure	(**)	(**)	(**)
Waggoner Low Pressure	(**)	(**)	(**)
Waggoner High Pressure	(**)	(**)	(**)
Decatur	(**)	(**)	(**)
East Chico	(**)	(**)	(**)
(2)	Inlet Gas Composition

Component	Mol Percent
Nitrogen	0.601
Carbon dioxide	1.128
Methane	81.654
Ethane	9.929
Propane	3.317
Isobutane	0.667
Normal butane	0.989
Isopentane	0.368
Normal pentane	0.337
Hexanes plus	1.010
Total	100.000
Attachment 2 — Phase V Expansion Basis of Design

Amendment to Gas Gathering and Purchase Agreement
(High Pressure System Modifications)
Burlington Resources Oil & Gas Company (“BROG”) and Burlington Resources Trading Inc. (“BRTI”) (BROG and BRTI being collectively referred to as “Supplier”) and Dynegy Midstream Services, Limited Partnership (“Company”) entered into a Gas Gathering and Purchase Agreement with the effective date of August 1, 2003 (the “Agreement”). Supplier and Company now wish to amend the Agreement, as set forth herein.
Recitals
     The Parties have agreed to certain new terms and conditions under which Company is willing to perform work to convert the pressure at which the High Pressure Gathering System operates and gathers gas to a lower pressure than currently provided for in the Agreement.
     Supplier has agreed to pay an additional gathering fee to compensate Company for the work necessary to lower the operating pressure of the High Pressure Gathering System. Additionally, the Parties have agreed to certain amendments to the Agreement due to the inadvertent omission of certain definitions required for the interpretation of the Commercial Terms and Conditions portion of the Agreement.
     Now, therefore, in consideration of the premises and other valuable consideration, Supplier and Company agree as follows:
1.	Section 1.A (PARTIES’ OBLIGATIONS – Delivery, Gathering and Processing) is amended by insertion of the following as a new grammatical second paragraph:
“Effective upon Company’s receipt from Supplier of an original, fully executed and unaltered copy of that certain ‘Amendment to Gas Gathering and Purchase Agreement (High Pressure System Modifications)’, Company shall commence efforts to make such modifications to the High Pressure Gathering System as are reasonably necessary to reduce the operating pressure at the Delivery Points into the High Pressure Gathering System to be (**) PSIG, averaged over any Month; and Company shall use commercially reasonable efforts to prosecute such modifications to completion as to all Delivery Points on the High Pressure System to which Supplier delivers Gas under this Agreement.”
2.	Section 3.B (COMPENSATION TO COMPANY — Gathering Fee) of the Agreement is deleted in its entirety and the following Sections 3.B and 3.C are substituted therefor:
B. GATHERING FEE
In addition to the compensation set forth in Section 3.A immediately above, Supplier shall be obligated to pay to Company one of the following two fees per MMBtu of Supplier’s Gas delivered (which shall be “Fees” within the meaning of the terms of the Agreement, and shall also be referred to in this Agreement as “Gathering Fees”):
•	A fee (the “Low Pressure Gathering Fee”) of (**) per MMBtu of Supplier’s Gas delivered to each Delivery Point for which Low Pressure Service is provided. Should Supplier elect to exercise its option for a Renewal Term, as provided for in Section 4 below, during the Renewal Term such Low Pressure Gathering Fee shall be (**) per MMBtu.

•	A fee (the “High Pressure Gathering Fee”) of (**) per MMBtu of Supplier’s Gas delivered to each Delivery Point for which High Pressure Service is provided. Should Supplier elect to exercise its option for a Renewal Term, as provided for in Section 4 below, during the Renewal Term such High Pressure Gathering Fee shall be (**) per MMBtu. The High Pressure Gathering Fee shall commence with regard to each Delivery Point as of the first day of the Month in which High Pressure Conversion occurs with regard to that Delivery Point.

Amendment to Gas Gathering and Purchase Agreement Dynegy Contract No. 014904 — Ref. No. 095	Page 1

C. GATHERING FEE RELATED DEFINITIONS
In determining which Gathering Fee is applicable, and for all other purposes under this Agreement, the following definitions shall be applicable:
“Gathering System” shall mean the system of pipes and gathering lines which are located in Denton and Wise Counties, Texas, and are upstream of, and currently connected to and gathering Gas to, Company’s Chico Gas Processing Plant (together with future expansions and/or additions thereto) together with all related equipment and systems which are or will be connected to such pipes and gathering lines including, without limitation, meters, meter runs, compressors, separators, drips and pigging stations.
“High Pressure Conversion” shall mean, as to an individual Delivery Point on the High Pressure System, completion of a period of operation of 30 consecutive Days during which the delivery pressure at that Delivery Point was (**) PSIG or less, when averaged over that 30 consecutive Day period.
“High Pressure Service” shall mean gathering of Gas from a Delivery Point into the High Pressure System from and after the occurrence of High Pressure Conversion as to that Delivery Point and at pressures not exceeding (**) PSIG, averaged over any Month, when measured at it being understood that such operating pressures may fluctuate substantially within any one Month.
“High Pressure System” shall mean that portion of the Gathering System designed and operated by Company to gather Gas from Delivery Points thereon at pressures not exceeding: (i) prior to High Pressure Conversion, (**) PSIG; and (ii) after High Pressure Conversion, (**) PSIG; when and as measured at those Delivery Points and averaged over any Month (it being understood that such operating pressures may fluctuate substantially within any one Month); such system being understood to be that system as in existence on the date of execution of this Agreement and as same is extended or modified from time to time during the Term.
“Low Pressure Service” shall mean gathering of Gas from a Delivery Point either: (a) into the Low Pressure System directly; or (b) by providing additional compression to a Delivery Point on the High Pressure System such that the Gas is received and gathered at that Delivery Point at pressures substantially equivalent (on a Monthly average basis) to the pressures maintained at Delivery Points on the Low Pressure System.
“Low Pressure System” shall mean that portion of the Gathering System designed and operated by Company to gather Gas at pressures not exceeding (**) PSIG when measured at the Delivery Points thereon and when averaged over any Month; such system being understood to be that system as in existence on the date hereof and as same is extended or modified from time to time during the Term.
3.	Section A.22 (Post Termination Deliveries), in the Commercial Terms and Conditions portion of the Agreement, is amended by inserting the following as a fourth bulleted paragraph immediately after the bulleted paragraph establishing the Lower Pressure Gathering Fee (upon the occurrence of the conditions referenced in such Section A.22):
•	High Pressure Gathering Fee (**) per MMBtu
4.	Application of Terms of Amendment: This Amendment shall be binding on the Parties on the date of execution by the last Party to sign below, subject to the above amended provisions of Section 3.B and new Section 3.C with regard to the effective date of the High Pressure Gathering Fee as to any particular Delivery Point. All provisions of the Agreement not expressly amended above shall remain in full force and effect.

Amendment to Gas Gathering and Purchase Agreement Dynegy Contract No. 014904 — Ref. No. 095	Page 2

Accepted and Agreed to:		Accepted and Agreed to:
Burlington Resources Oil & Gas		Dynegy Midstream Services, Limited
Company LP		Partnership
By: BROG GP Inc., its sole General
Partner

By:		By:

Printed Name:		Printed Name:	Clark White

Title:		Title:	Vice President

Date:		Date:

Accepted and Agree	d to:
Burlington Resources Trading Inc.

By:

Printed Name:

Title:

Date:

Amendment to Gas Gathering and Purchase Agreement Dynegy Contract No. 014904 — Ref. No. 095	Page 3

ASSIGNMENT OF CONTRACTS
     TARGA MIDSTREAM SERVICES LIMITED PARTNERSHIP, a Delaware limited partnership (formerly known as Dynegy Midstream Services, Limited Partnership) (“Assignor”), with offices at 1000 Louisiana Street, Suite 4700, Houston, Texas 77002 for good and valuable consideration paid by TARGA NORTH TEXAS LP, a Delaware limited partnership with offices at 1000 Louisiana Street, Suite 4700, Houston, Texas 77002 (“Assignee”), the receipt and sufficiency of which are hereby acknowledged, has BARGAINED, SOLD, TRANSFERRED, ASSIGNED AND SET OVER, and by these presents does BARGAIN, SELL, TRANSFER, ASSIGN AND SET OVER unto Assignee:
     All of its right, title and interest in, to and under the contracts listed on Exhibit A attached hereto and incorporated herein by this reference (the “Scheduled Contracts”).
     TO HAVE AND TO HOLD all of Assignor’s right, title and interest in, to and under the Scheduled Contracts, together with all rights thereunto in anywise belonging to Assignor.
     ASSIGNOR HAS EXECUTED AND DELIVERED THIS ASSIGNMENT OF CONTRACTS AND HAS ASSIGNED THE SCHEDULED CONTRACTS AND ASSIGNEE HAS ACCEPTED THE SCHEDULED CONTRACTS “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED.
     By acceptance and execution hereof, Assignee assumes all of the obligations and duties of Assignor under or in respect of the Scheduled Contracts.
     This Agreement is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     Should any of the Scheduled Contracts be subject to a valid consent to assign or other restriction on transfer pursuant to which the assignment hereunder would be invalid or constitute a breach of such obligation or result in the termination, cancellation or loss of such Scheduled Contracts or any of the rights thereunder, then such Scheduled Contracts shall be deemed not to be assigned or transferred unless and until such consent is obtained or such transfer restriction is complied with or waived from or by the third party having such right.
     This Assignment of Contracts shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to any conflict or choice of law principles that would apply the substantive law of another jurisdiction.
[Signature Page follows this page]

     EXECUTED as of March 22, 2006 but effective for all purposed as of December 1, 2005.

ASSIGNOR:

TARGA MIDSTREAM SERVICES LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	Targa Midstream GP LLC, its General Partner

By:	/s/ Howard M. Tate Howard M. Tate
Vice President – Finance

ASSIGNEE:

TARGA NORTH TEXAS LP, a Delaware limited partnership

By:	Targa North Texas GP LLC, its General Partner

By:	/s/ Howard M. Tate

Howard M. Tate
Vice President – Finance

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     This instrument was acknowledged before me on this 22nd day of March, 2006, by Howard M. Tate, Vice President – Finance of Targa Midstream GP, LLC, a Delaware limited liability company, as general partner of Midstream Services Limited Partnership, a Delaware limited partnership, on behalf of said limited liability company and limited partnership.

/s/ Laura R. Gamboa Notary Public, State of Texas

My commission expires 08/25/06

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     This instrument was acknowledged before me on this 22nd day of March, 2006, by Howard M. Tate, Vice President – Finance of Targa North Texas GP LLC, a Delaware limited liability company, as general partner of Targa North Texas LP, a Delaware limited partnership, on behalf of said limited liability company and limited partnership.

/s/ Laura R. Gamboa Notary Public, State of Texas

My commission expires 08/25/06

EXHIBIT A
ASSIGNMENT OF CONTRACTS
TARGA NORTH TEXAS LP

Targa
Contract		Contract
Number	Contract Description	Date
014904	GAS GATHERING AND PURCHASE AGREEMENT between BURLINGTON RESOURCES OIL & GAS CO, LP & BURLINGTON RESOURCES TRADING, and DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP, as amended	11/03/2003

Amendment to Special Addendum to
Gas Gathering and Purchase Agreement
(High Pressure System Modifications)
Burlington Resources Oil & Gas Company (“BROG”) and Burlington Resources Trading Inc. (“BRTI”) (BROG and BRTI being collectively referred to as “Supplier”) and Dynegy Midstream Services, Limited Partnership (“Company”) entered into a “Gas Gathering and Purchase Agreement” with the effective date of August 1, 2003 (the “Agreement”) and, in connection with the execution of the Agreement, also entered into a “Special Addendum to Gas Gathering and Purchase Agreement” (the “Special Addendum”). Supplier and Company now wish to amend the Agreement, as set forth in a certain “Amendment to Gas Gathering and Purchase Agreement (High Pressure System Modifications)” executed simultaneously herewith (the “Agreement Amendment”); and, therefore, also wish the amend the terms of the Special Addendum to be consistent with the Agreement, as modified by the Agreement Amendment.
Recitals
     The Parties have agreed to certain new terms and conditions under which Company is willing to perform work to convert the pressure at which the High Pressure Gathering System operates and gathers gas to a lower pressure than currently provided for in the Agreement and Supplier has agreed to pay certain additional compensation Company in consideration for the described work, the terms regarding which have been set forth in the Agreement Amendment.
     Due to the terms of the Agreement Amendment certain amendments to the terms of the Special Addendum are required to maintain consistency between the terms of the Agreement and the Special Addendum.
     Now, therefore, in consideration of the premises and other valuable consideration, Supplier and Company agree as follows:
1.	Section 2 (Interpretation & Definitions) is amended as follows:

Paragraph 2 of the Agreement Amendment amends the Commercial Terms and Conditions of the Agreement by inserting therein new Section 3.C of the Commercial Terms and Conditions for the purpose of incorporating definitions of certain terms relevant to the Gathering Fees provided for in amended Commercial Terms and Conditions Section 3.B. To avoid any conflict between the definitions set forth in that new Commercial Terms and Conditions Section 3.C. and definitions appearing in Section 2 of the Special Addendum, the Parties agree to the following amendments to Section 2 of the Special Addendum:
•	The following definitions in the Special Addendum are deleted therefrom and the definitions of those same terms now appearing in Section 3.C. of the Commercial Terms and Conditions (as set forth in the Agreement Amendment) are incorporated into the Special Addendum by reference: Gathering System, High Pressure System and Low Pressure System.

Amendment to Special Addendum to Gas Gathering and Purchase Agreement	Page 1
Dynegy Contract No. 014904 — Ref. No. 095

•	As long as, and to the extent that, the Special Addendum remains in force and effect between the Parties, the definition of the term Low Pressure Service set forth in the Special Addendum shall govern in lieu of the definition thereof in the Agreement Amendment.
2.	Section 6.A.(ii) (Delivery Pressures – Maximum Pressures) is modified by deleting the reference in that provision to “(**) PSIG” and substituting therefor a reference to “(**) PSIG.”

3.	Section 8.A.(1) (Low Pressure Service – Company Obligations) is deleted in its entirety and the following is substituted therefor:

As to any Delivery Points now or hereafter connected to the High Pressure System, Supplier may direct Company, at Company’s sole cost, to provide Low Pressure Service by physically transferring the connection at a Delivery Point from the High Pressure System to the Low Pressure System should the producing pressure of well(s) delivering to such Delivery Point drop after initially being connected to the High Pressure System such that the pressure of same, as measured at the Delivery Point therefor, averages less than the “LP Conversion Pressure” (as defined in this paragraph below) over one (1) or more Months. Upon Company’s receipt of notice from Supplier electing to have such qualifying Delivery Point converted to the Low Pressure System, the transfer of the Delivery Point shall be completed by Company within sixty (60) Days of the latter of (i) Company’s receipt of Supplier’s notice or (ii) the end of the first Month in which the referenced average Daily pressure is less than the Low Pressure Conversion Pressure (“LP Conversion Date”). For purposes of this paragraph, “LP Conversion Pressure” shall be determined for each Delivery Point and it shall be either: (x) (**) PSIG, if “High Pressure Conversion” (as defined in Section 3.C of the Agreement) has not occurred with regard to the Delivery Point; or (y) (**) PSIG, if such High Pressure Conversion has occurred with regard to the Delivery Point.

4.	The amended version of A.22 (Post Termination Deliveries) that appears in Special Addendum Section 11(B) (Changes to Exhibit A – General Terms and Conditions – Amended Provisions) is amended by inserting the following as a fourth bulleted paragraph immediately after the bulleted paragraph establishing the Lower Pressure Gathering Fee (upon the occurrence of the conditions referenced in such amended version of said Section A.22):
•	High Pressure Gathering Fee (**) Cents (**¢ or $**) per MMBtu
5.	Attachment 2 – Phase V Expansion Basis of Design is deleted from the Special Addendum and the Amended Attachment 2 – Phase V Expansion Basis of Design attached to this Amendment to Special Addendum is substituted therefor in its entirety.

6.	Application of Terms of Amendment: This Amendment to Special Addendum shall be binding on the Parties on the date of the last to occur of the following: (i) execution of an unaltered copy of this Amendment by the last Party to sign below and exchange between the Parties of fully executed original copies of this Amendment; and (ii) likewise, execution of an unaltered copy of the Agreement Amendment by the last Party to sign same and exchange between the Parties of fully executed original copies of the Agreement Amendment. All provisions of the Special Addendum not expressly amended above shall remain in full force and effect.

Amendment to Special Addendum to Gas Gathering and Purchase Agreement	Page 2
Dynegy Contract No. 014904 — Ref. No. 095

Accepted and Agreed to:
Burlington Resources Oil & Gas Company LP	Accepted and Agreed to:
By: BROG GP Inc., its sole General Partner	Dynegy Midstream Services, Limited Partnership

By:	By:

Printed Name:	Printed Name:	Clark White

Title:	Title:	Vice President

Date:	Date:

Accepted and Agreed to:
Burlington Resources Trading Inc.

By:

Printed Name

Title:

Date:

Amendment to Special Addendum to Gas Gathering and Purchase Agreement	Page 3
Dynegy Contract No. 014904 — Ref. No. 095

Amended Attachment 2 – Phase V Expansion Basis of Design
To
Special Addendum to Gas Gathering and Purchase Agreement
A. Inlet Flow Rate to Plant

	Design	Design
	Cyro Plant II	Cyro Plant I
Gas, MMcfd	150	100
Hydrocarbon liquid, bpd	none	none
Produced water, bpd	none	none
B. Inlet Pressure and Temperature To Plant

	Pressure, psig	Temperature, °F	Pressure, psig	Temperature, °F
	Cyro II	Cryo II	Cyro I	Cyro I
Design operating	765	75 to 105	765	75 to 105
Minimum operating	765	75	765	75
Maximum operating	800	105	800	105
Mechanical design	1,100	—	900	—
C. Inlet Composition to Plant

Component	Mol Percent	Mol Percent
	Cyro II	Cyro I
Nitrogen	2.142	2.640
Carbon dioxide	0.023	0.380
Methane	78.729	76.200
Ethane	10.461	10.290
Propane	5.432	6.360
Isobutane	0.734	0.700
Normal butane	1.442	1.730
Isopentane	0.320	0.680
Normal pentane	0.288	0.680
Hexanes plus	0.429	0.340
Total	100.000	100.00

Trace components:
* Total CO2	<1.000	<1.000
Water	10 lbs per MMcf	Saturated
Propylene	Nil	Nil
Butylenes	Nil	Nil
BTEX	Nil	Nil
Hydrogen sulfide	Nil	Nil
Mercaptans	Nil	Nil
Other sulfur species	Nil	Nil
Oxygen	5 ppmv	5 ppmv

*	NOTE – Total CO2 before treater.

Amended Attachment 2 — Phase V Expansion Basis of Design	Page 1

D. Gathering – East Side
     (1) Pressure and Volume

	Suction Pressure	Discharge Pressure	Volume
Location	(psig)	(psig)	(MMcfd)
Bryan	(**)	(**)	(**)
Denton	(**)	(**)	(**)
Sitz Low Pressure	(**)	(**)	(**)
Sitz High Pressure	(**)	(**)	(**)
Waggoner Low Pressure	(**)	(**)	(**)
Waggoner High Pressure	(**)	(**)	(**)
Decatur	(**)	(**)	(**)
East Chico	(**)	(**)	(**)
     (2) Inlet Gas Composition

Component	Mol Percent
Nitrogen	0.601
Carbon dioxide	1.128
Methane	81.654
Ethane	9.929
Propane	3.317
Isobutane	0.667
Normal butane	0.989
Isopentane	0.368
Normal pentane	0.337
Hexanes plus	1.010
Total	100.000

Amended Attachment 2 – Phase V Expansion Basis of Design	Page 2